UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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FOSSIL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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N OT I C E O F AN N UAL M E ETING AN D PROX Y STATE M E NT T W O T H O U S A N D E I G H T E E N

,_...' ''J ;. FOSSIL GROUP . ,.'-

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders (the "Annual Meeting") of Fossil Group, Inc., a Delaware corporation (the "Company"), will be held at the day, time and place set forth below:

WEDNESDAY, MAY 23, 2018
9:00 A.M. CST

FOSSIL GROUP, INC.
901 S. Central Expressway
Richardson, TX 75080

STOCKHOLDERS ENTITLED TO VOTE

The Board of Directors has fixed the close of business on March 28, 2018 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten days prior to the meeting.

MATERIALS

The 2018 Proxy Statement and the 2017 Annual Report are available at **http://viewproxy.com/fossil/2018**

ITEMS OF BUSINESS:

- ✓ Elect nine (9) directors to the Company's Board of Directors to serve for a term of one year or until their respective successors are elected and qualified.
- ✓ Hold an advisory vote on executive compensation as disclosed in these materials.
- ✓ Vote on a proposal to approve the First Amendment to the Fossil Group, Inc. 2016 Long-Term Incentive Plan.
- ✓ Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2018.
- ✓ Transact any and all other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

You are cordially invited to attend the Annual Meeting.

Whether or not you expect to attend the Annual Meeting in person, you are urged to vote your shares as soon as possible so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting. You may vote your shares via a toll-free telephone number or over the Internet. Alternatively, if you request or receive a paper copy of the proxy materials by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Voting in one of these ways will ensure that your shares are represented at the Annual Meeting. Your proxy will be returned to you if you are present at the Annual Meeting and request its return in the manner provided for revocation of proxies in the enclosed proxy statement.

By Order of the Board of Directors,

Randy S. Hyne
Vice President, General Counsel and Corporate Secretary
April 12, 2018

TABLE OF CONTENTS

PROXY SUMMARY	**1**
Internet Availability and Electronic Delivery of Proxy Documents	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	**2**
PROPOSAL 1: ELECTION OF DIRECTORS	**8**
2018 Board Composition, Qualifications and Diversity	12
CORPORATE GOVERNANCE AND OTHER BOARD MATTERS	**14**
Board Committees and Meetings	14
Audit Committee	15
Compensation Committee	15
Finance Committee	15
Nominating and Corporate Governance Committee	15
Director Independence	16
Board Leadership Structure	16
Director Nomination Policy	18
Risk Oversight	18
Codes of Business Conduct and Ethics	19
Self Assessment	19
Pledging of Company Securities	19
Hedging of Company Securities	19
Communication with the Board of Directors	20
Report of the Audit Committee	21
Director Compensation	22
Fiscal 2017 Director Compensation Table	23
Stock Awards	24
Stock Ownership Guidelines	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	**25**
EXECUTIVE COMPENSATION	**27**
Executive Officers	27
Compensation Discussion and Analysis	29
Compensation Committee Report	42
Compensation Committee Interlocks and Insider Participation	43
Fiscal 2017, 2016 and 2015 Summary Compensation Table	44
Fiscal 2017 Grants of Plan-Based Awards Table	46
Perquisites	48
Employment Agreements	48
Oustanding Equity Awards At 2017 Fiscal Year-End Table	48
2016 Incentive Plan	49
2008 Incentive Plan	49
2004 Incentive Plan	49
Fiscal 2017 Option Exercises and Stock Vested Table	50
2017 Pay Ratio	50
Post-Termination Compensation	52
Post-Termination Arrangements	52
Executive Severance Agreements	52
Addendum to Secor Executive Severance Agreement	53
Post-Employment Compensation Table	54
Section 16(a) Beneficial Ownership Reporting Compliance	54
Certain Relationships and Related Party Transactions	55
PROPOSAL 2: APPROVAL, ON AN ADVISORY BASIS, OF COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS	**56**
PROPOSAL 3: APPROVAL OF THE FIRST AMENDMENT TO THE FOSSIL GROUP, INC. 2016 LONG-TERM INCENTIVE PLAN	**57**
Equity Compensation Plan Information	58
Description of the 2016 Plan	59
Federal Income Tax Consequences	64
New Plan Benefits	66
Vote Required	67
PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	**68**
DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS	**70**
ANNUAL REPORT	**70**
OTHER BUSINESS	**70**
APPENDIX A	**71**
APPENDIX B	**94**

PROXY SUMMARY

PROXY SUMMARY

This proxy statement (this "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Fossil Group, Inc., a Delaware corporation (the "Company"), of your proxy to be voted at the 2018 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 23, 2018, at the time and place and for the purpose of voting on the matters set forth in the Notice of Annual Meeting of Stockholders (the "Annual Meeting Notice") and at any adjournment(s) or postponement(s) thereof. These matters include:

1. To elect nine (9) directors to the Company's Board of Directors to serve for a term of one year or until their respective successors are elected and qualified.
2. To hold an advisory vote on executive compensation as disclosed in these materials.
3. To vote on a proposal to approve the First Amendment to the Fossil Group, Inc. 2016 Long-Term Incentive Plan.
4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2018.
5. To transact any and all other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

When proxies are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, the shares will be voted: **FOR** each of the nine nominees named in this proxy statement for election to the Board of Directors under Proposal 1; **FOR** approval of the compensation of the Company's Named Executive Officers (as defined in Compensation Discussion and Analysis) under Proposal 2; **FOR** the approval of the First Amendment to the Fossil Group, Inc. 2016 Long-Term Incentive Plan under Proposal 3; and **FOR** the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2018 under Proposal 4.

INTERNET AVAILABILITY AND ELECTRONIC DELIVERY OF PROXY DOCUMENTS

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 23, 2018: the Annual Meeting Notice, this Proxy Statement and our Annual Report to Stockholders covering the Company's fiscal year ended December 30, 2017 (the "Annual Report") are also available at http://viewproxy.com/fossil/2018/.

As permitted by Securities and Exchange Commission ("SEC") rules, we are making the Annual Meeting Notice, this Proxy Statement and our Annual Report to Stockholders available to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. We believe that this process will expedite stockholders' receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. Each stockholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) will receive a Notice of Internet Availability of Proxy Materials (the "Proxy Notice") containing instructions on how to access and review the proxy materials, including the Annual Meeting Notice, this Proxy Statement and the Annual Report, on the Internet and how to access an electronic proxy card to vote on the Internet. The Proxy Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Proxy Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive a Proxy Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Proxy Notice.

2018 PROXY STATEMENT 1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The executive offices of the Company are located at, and the mailing address of the Company is, 901 S. Central Expressway, Richardson, Texas 75080. Following are questions and answers regarding the Annual Meeting:

Why am I receiving this Proxy Statement?

You are receiving this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") to be voted at the 2018 Annual Meeting of Stockholders (and at any adjournment or postponement of the Annual Meeting), for the purposes set forth in the Annual Meeting Notice.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy (or proxy card). Randy S. Hyne and Heather Foster have been designated as proxies for the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on March 28, 2018, which is the date that the Board has designated as the record date for the Annual Meeting (the "Record Date"), are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 48,895,713 shares of Common Stock issued and outstanding. Each holder of Common Stock is entitled to one vote per share on all matters to be acted upon at the Annual Meeting, and neither the Company's Third Amended and Restated Certificate of Incorporation, as amended (the "Charter"), nor its Fifth Amended and Restated Bylaws (the "Bylaws"), allow for cumulative voting.

What am I voting on and what are the Board voting recommendations?

PROPOSAL NO.	DESCRIPTION	BOARD VOTING RECOMMENDATIONS	PAGE
1	Election of Directors	FOR All Director-Nominees	8
2	Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-On-Pay)	FOR	56

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

PROPOSAL NO.	DESCRIPTION	BOARD VOTING RECOMMENDATIONS	PAGE
3	Vote to Approve the First Amendment to the 2016 Long-Term Incentive Plan	FOR	57
4	Ratification of the Appointment of Independent Auditors	FOR	68

Can other matters be decided at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Annual Meeting Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the proxy holders appointed by our Board (who are named in the accompanying form of proxy) to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

How many shares must be present to hold the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented

What is the procedure for voting?

You may vote by proxy or in person at the Annual Meeting. We suggest that you vote by proxy even if you plan to attend the meeting. If you are the stockholder of record, you can vote by proxy via the following ways:

INTERNET

Vote your proxy on the internet:

Go to **www.AALvote.com/FOSL**

Have your proxy card available when you access the above website. Follow prompts to vote your shares.

TELEPHONE

Vote your proxy by phone:

Call **1(866) 804-9616**

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your proxy.

MAIL

Vote your proxy by mail:

Mark, sign and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

If you are not the record holder of your shares of Common Stock, please follow the instructions provided by your broker, bank or other nominee. To obtain directions to attend the Annual Meeting and vote in person, please contact Investor Relations at (972) 234-2525.

2018 PROXY STATEMENT 3

Can I change my proxy vote? Yes. If you are a registered stockholder, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by: • submitting a written ballot at the Annual Meeting. If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank or other nominee. You also can vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee (the registered stockholder) as described in the answer to the previous question. • returning a signed proxy card with a later date; • authorizing a new vote electronically through the Internet or by telephone; • delivering a written revocation of your proxy to Randy S. Hyne, Vice President, General Counsel and Secretary, Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080 before your original proxy is voted at the Annual Meeting; or Your personal attendance at the Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote. What if I return my proxy card but do not provide voting instructions? Proxies that are signed and returned but do not contain voting instructions will be voted: • FOR the ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as independent auditors for the 2018 fiscal year (Proposal 4); and • FOR the election of the 9 director nominees listed in this proxy statement (Proposal 1); • In the judgment of the named proxy holders if any other matters are properly brought before the Annual Meeting. • FOR the advisory vote to approve the compensation of our Named Executive Officers (Say-On-Pay) (Proposal 2); • FOR the approval of the First Amendment to the Fossil Group, Inc. 2016 Long-Term Incentive Plan (Proposal 3); Will my shares be voted if I don’t provide my proxy or instruction card? Registered Stockholders Beneficial Owners If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, by telephone, by mail, or vote in person at the Annual Meeting. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Nasdaq Rule 2251 restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers are not permitted to vote on non-discretionary items such as director election, executive compensation and other significant matters absent instructions from the beneficial owner. As a result, if you do not vote your Plan Participants If you are a participant in our employee 401(k) plan and you do not provide timely directions to the plan trustee, shares allocated to your account(s) will be voted by the plan trustee depending on the terms of your plan and other legal requirements. 4 W W W . FO S S I L G R O U P .C O M

Q U E S T I O N S A N D A N S W E R S A B O U T T H E A N N U A L M E E T I N G proxy and your shares are held in street name, your brokerage firm may either vote your shares on discretionary matters, such as the ratification of the appointment of our independent registered public accounting firm (Proposal 4), or leave your shares unvoted. On non-discretionary matters, if the brokerage firm has not received voting instructions from you, the brokerage firm cannot vote your shares on that proposal, which is considered a “broker non-vote.” Multiple Forms of Ownership The Company cannot provide a single proxy or instruction card for stockholders who own shares in multiple forms as registered stockholders, plan participants or beneficial owners. As a result, if your shares are held in multiple types of accounts, you must submit your votes for each type of account in accordance with the instructions you receive for that account. What is the vote required for each proposal? Assuming the presence of a quorum, in an uncontested election of directors, the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for the election of directors (Proposal 1). A “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall exclude abstentions with respect to that director’s election. Pursuant to the Company’s Corporate Governance Guidelines, in an uncontested election of directors, any nominee for director who has a greater number of votes “against” his or her election than votes “for” such election (a “Majority Against Vote”) is required to promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept such resignation; however, if each member of the Nominating and Corporate Governance Committee received a Majority Against Vote at the same election, then the independent directors who did not receive a Majority Against Vote shall appoint a committee among themselves and recommend to the Board whether to accept such resignations. The Board will act upon such recommendation(s) within 90 days following certification of the stockholder vote. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on Proposals 2, 3 and 4 is required to approve the compensation of the Company’s Named Executive Officers, the First Amendment to the Fossil Group, Inc. 2016 Long-Term Incentive Plan and to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. When did the Company begin mailing the Proxy Notice and first make available the Proxy Statement and form of proxy to stockholders? We began mailing the Proxy Notice, and first made available the Proxy Statement and the accompanying form of proxy to our stockholders, on or about April 12, 2018. Who will count the votes? An automated system administered by an independent third party tabulates the votes. Each proposal is tabulated separately. 5 2 01 8 P R O X Y S TATE M E NT

What is the effect of an abstention? A stockholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the Annual Meeting, but an abstention is not counted as a vote cast. An abstention will have the effect of a vote against Proposals 2,3 and 4 and will have no effect with respect to Proposal 1. What is the effect of a broker non-vote? Votes withheld by brokers in the absence of voting instructions from a beneficial owner are referred to as “broker non-votes.” If a broker casts a vote on Proposal 4 (Ratification of Auditors), the vote will be included in determining whether a quorum exists for holding the meeting. The broker does not have authority to vote on the other proposals absent directions from the beneficial owner. As a result, if the beneficial owner does not vote on Proposals 1, 2 and 3 so that there is a “broker non-vote” on those items, the broker non-votes do not count as votes cast for that proposal and have no effect on the proposal. Thus, a broker non-vote on these proposals will not impact our ability to obtain a quorum, will not affect the outcome with respect to the election of directors and will not otherwise affect the outcome of the vote on a proposal. Where can I find the voting results of the Annual Meeting? The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and disclosed by the Company in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. What is “householding” and how does it affect me? With respect to eligible stockholders who share a single address, we are sending only one Proxy Statement, Annual Report or Proxy Notice to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement, Annual Report or Proxy Notice in the future, he or she may contact Investor Relations, Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080 or call (972) 234-2525 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement, the Annual Report or the Proxy Notice can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee. We hereby undertake to deliver promptly, upon written or oral request, a copy of this Proxy Statement or Proxy Notice to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above. 6 W W W . FO S S I L G R O U P .C O M

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who bears the cost of this proxy solicitation?

The cost of preparing, assembling, posting on the Internet, printing and mailing the Proxy Notice, Annual Meeting Notice, Annual Report, this Proxy Statement, and the form of proxy, as well as the reasonable costs of forwarding solicitation materials to the beneficial owners of shares of the Common Stock, and other costs of solicitation, will be borne by the Company. Officers and employees of the Company may solicit proxies, either through personal contact or by mail, telephone or other electronic means. These officers and employees will not receive additional compensation for soliciting proxies, but will be reimbursed for out-of-pocket expenses. The Company has retained Alliance Advisors, a third party solicitor, in connection with soliciting proxies and will pay all expenses related thereto. Brokerage houses and other custodians, nominees, and fiduciaries, with shares of Common Stock registered in their names, will be requested to forward solicitation materials to the beneficial owners of such shares of Common Stock.

Can I find additional information on the Company's website?

Yes. Although the information contained on our website is not part of this Proxy Statement, you will find information about the Company and our corporate governance practices at **https://www.fossilgroup.com/investors/corporate-governance**. Our website contains information about our Board, Board committees, Charter, Bylaws, Code of Conduct, Corporate Governance Guidelines and information about insider transactions. Stockholders may obtain, without charge, hard copies of the above documents by writing to Investor Relations, Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080.

2018 PROXY STATEMENT 7

PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of nine members. Each of our current directors will stand for reelection at the Annual Meeting, except Mr. Mark Quick who is not standing for re-election to the Board.

To be elected as a director, each director nominee must receive a majority of the votes cast at the Annual Meeting. A "majority of the votes cast" means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. Votes cast shall exclude abstentions with respect to that director's election. A description of our policy regarding nominees who receive a Majority Against Vote in an uncontested election is set forth under "Questions and Answers about the Annual Meeting - What is the Vote Required for Each Proposal?" Should any director nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board may nominate or designate. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Each director nominee has consented to serve as a director if elected, and each director nominee has expressed his or her intention to serve the entire term.

The table below sets forth the names of the nominees of the Board for directors of the Company along with the current ages of the nominees and their current position. Unless otherwise directed in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by such proxy for the election of each of the director nominees. Each of the director nominees other than Mark Belgya is presently a director of the Company.

NAME	AGE	POSITION
Mark R. Belgya	57	Director Nominee
William B. Chiasson	65	Lead Independent Director
Mauria A. Finley	44	Director
Kosta N. Kartsotis	65	Chairman of the Board and Chief Executive Officer
Diane L. Neal	61	Director
Thomas M. Nealon	57	Director
James E. Skinner	64	Director
Gail B. Tifford	48	Director
James M. Zimmerman	74	Director

The following sets forth biographical information and qualifications and skills for each director nominee:

Mark R. Belgya

Mark R. Belgya has served as Vice Chair and Chief Financial Officer of The J.M. Smucker Company (NYSE: SJM), a leading manufacturer and distributor of consumer food, beverage, and pet food products ("Smucker"), since 2016. Mr. Belgya joined Smucker in an internal audit capacity in 1985 and rose through finance positions of increasing responsibility becoming Corporate Controller in 1997, Treasurer in 2001, and CFO in 2005. Prior to Smucker, Mr. Belgya was a staff auditor from 1982 until 1985 for Ernst & Whinney, a multinational professional services and consultancy, now known as EY. Mr. Belgya served on the board of directors of family-owned and privately-held MOM Brands, Inc., one of the largest producers of cereals in the U.S., from 2012 until

8 WWW.FOSSILGROUP.COM

PR OP O S A L 1 : E L E C T I ON OF D I R E C T OR S its acquisition by Post Holdings in 2015. Mr. Belgya currently serves on the board of directors of Hamilton Beach Brands Holding Company, a designer, marketer, and distributor of consumer, commercial, and specialty small appliances and kitchen equipment brands, where he is on the Audit and Compensation Committees. Mr. Belgya has extensive leadership experience as Chief Financial Officer of a large multinational organization and possesses a deep understanding of risk and capital allocation for growth, developed through his finance and accounting positions held at Smucker, his various board positions and his public accounting experience. William B. Chiasson William B. Chiasson was appointed to the Board in August 2013. Mr. Chiasson is currently the Lead Independent Director and is also Chairman of the Company’s Audit Committee and a member of the Finance Committee. Mr. Chiasson serves as Chairman and Chief Executive Officer of Fresh Hemp Foods, a health food company specializing in hemp-based products, since November 2016. He previously served as the Chairman of the Board of Directors for LeapFrog Enterprises, Inc. from 2011 until April 2016. LeapFrog Enterprises designs, develops and markets a family of innovative technology-based learning platforms and related proprietary content for children. Mr. Chiasson served as Chief Executive Officer for LeapFrog Enterprises from 2010 to 2011 and as Executive Vice President and Chief Financial Officer from 2004 to 2010. Since 2013, Mr. Chiasson has also served as Chairman of the Board of Directors of The Ergobaby Carrier, Inc. and served as Interim Chief Executive Officer from 2012 to 2013. Ergobaby Carrier is a leading designer, marketer and distributor of premium infant care products. From 1998 until 2003, Mr. Chiasson served as Senior Vice President and Chief Financial Officer for Levi Strauss & Co. From 1988 to 1998, Mr. Chiasson served in various roles for Kraft Foods, Inc., most recently as Senior Vice President, Finance and Information Technology. From June 1979 to January 1988, Mr. Chiasson served in varying capacities with Baxter Healthcare, most recently as its Vice President and Controller for the Hospital Group. Mr. Chiasson has leadership experience as a Chief Executive Officer and, as Chief Financial Officer of large organizations, extensive experience in accounting, finance, capital markets, strategic planning and risk management and has been determined by the Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Mauria A . Finley Mauria A. Finley was appointed to the Board in August 2015, and she is currently a member of the Nominating and Corporate Governance Committee. Ms. Finley was the founder of Citrus Lane and served as Chief Executive Officer from March 2011 until she retired from the company in October 2014. Citrus Lane is a leading social commerce platform for parents and was acquired by Care.com in July 2014. Ms. Finley previously served as Senior Director, Buyer Product and E-commerce Categories for eBay Inc. from January 2008 until October 2010. eBay Inc. is a technology company that enables commerce on behalf of users, merchants, retailers, and brands of various sizes in the United States and internationally. From September 2004 until January 2008, Ms. Finley served as Senior Director, New Ventures and Funding Mix for PayPal, then a division of eBay Inc., and now known as PayPal Holdings, Inc. PayPal Holdings, Inc. is a technology platform company that enables digital and mobile payments on behalf of consumers and merchants worldwide. From January 2001 until December 2003, Ms. Finley served as Director of Product Management for Good Technology. Good Technology is a mobile startup that developed smartphone software and hardware for wireless messaging and personal information management for enterprises and users. From March 1999 until January 2001, Ms. Finley served as Director of Product Management for AOL. From September 1997 until March 1999, Ms. Finley served as Senior Product Manager for Netscape Communication. Ms. Finley has substantial experience in omni-channel, marketing, ecommerce, technology and corporate strategy. Kosta N. Kartsotis Kosta N. Kartsotis has served as Chief Executive Officer since October 2000 and Chairman of the Board since May 2010. Mr. Kartsotis also served as President of the Company from December 1991 to December 2006 and as Chief Operating Officer from December 1991 until October 2000. Mr. Kartsotis joined the Company in 1988. He has been a director of the Company since 1990. Mr. Kartsotis has extensive senior level experience as our Chief Executive Officer, substantial experience in the fashion retailing industry and substantial sales, marketing and merchandising experience. He has deep knowledge of the Company and its businesses, having served on our Board since 1990. 9 2 01 8 P R O X Y S TATE M E NT

10 WWW.FOSSILGROUP.COM Diane L. Neal Diane L. Neal was appointed to the Board in February 2012, and she is currently Chairperson of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Ms. Neal served as Chief Executive Officer of Sur La Table, a private company with more than 100 retail stores offering a selection of exclusive and premium-quality goods for the kitchen and table, from October 2014 until her retirement in January 2017. Prior to joining Sur La Table, Ms. Neal most recently served as Chief Executive Officer of Bath & Body Works. She resigned from that position in July 2011 to relocate to San Francisco for personal reasons. Ms. Neal joined Bath & Body Works in November 2006 as President and Chief Operating Officer and held those positions until her promotion to Chief Executive Officer in June 2007. Prior to joining Bath & Body Works, Ms. Neal served as President of the Outlet Division for Gap Inc., where she was responsible for the outlet business for all three Gap Inc. brands. Prior to joining Gap Inc., Ms. Neal spent 22 years with Target Corporation in multiple divisions, including Dayton’s Department Stores (now Macy’s), Mervyn’s, Target Sourcing Services and Target Stores. During her career with Target Corporation, Ms. Neal spent 16 years at Target Stores, where she held multiple positions and responsibilities, including merchandising, planning, distribution and sourcing. Ms. Neal was promoted to President of Mervyn’s in 2001 and served in that capacity until 2004, when she joined Gap Inc. Ms. Neal has extensive leadership experience as the Chief Executive Officer of a large organization and substantial experience in retailing, merchandising and strategic planning. Thomas M. Nealon Thomas M. Nealon was appointed to the Board in April 2012, and he is currently a member of the Audit Committee and the Compensation Committee. Mr. Nealon has served as President at Southwest Airlines Co., a leading airline based in Dallas, Texas, since January 2017. Mr. Nealon served as Executive Vice President Strategy and Innovation at Southwest Airlines from January 2016 until January 2017. Mr. Nealon previously served as Group Executive Vice President of J. C. Penney Company, Inc., from which he resigned in December 2011 for personal reasons. Mr. Nealon joined J. C. Penney in 2006 as Chief Information Officer, and held that position until his promotion to Group Executive Vice President in 2010. Prior to joining J. C. Penney, he was with Electronic Data Systems from 2004 to 2006 and served on assignment as Senior Vice President and Chief Information Officer for Southwest Airlines Co. Prior to joining Electronic Data Systems, Mr. Nealon was a partner from 2000 to 2004 at the Feld Group, an IT management consultancy firm later acquired by Electronic Data Systems. He also spent 15 years at Frito-Lay, Inc., a division of PepsiCo, serving in critical roles across the information technology organization, including two years as Chief Information Officer. Mr. Nealon has extensive experience in information technology, corporate strategy and e-commerce. James E. Skinner James E. Skinner was appointed to the Board in December 2007. Mr. Skinner is currently Chairman of the Compensation Committee and he is Chairman of the Finance Committee. Mr. Skinner was appointed to the Board of Directors of Hudson Ltd. (NYSE: HUD), a duty-paid and duty-free travel retail company, in January 2018, where he is on the Audit Committee. Since April 2016, Mr. Skinner has served on the Board of Directors of Ares Commercial Real Estate Corporation (NYSE: ACRE) where he is a member of both the Audit Committee and the Compensation Committee. Mr. Skinner previously served as Vice Chairman of Neiman Marcus Group from July 2015 until his retirement in February 2016. From October 2010 until July 2015, he served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Neiman Marcus Group and, from 2007 to 2010, served as Executive Vice President and Chief Financial Officer. From 2001 until 2007, he held the position of Senior Vice President and Chief Financial Officer of Neiman Marcus Group. Mr. Skinner served as Senior Vice President and Chief Financial Officer of CapRock Communications Corp. in 2000. From 1991 until 2000, Mr. Skinner served in several positions with CompUSA Inc., including Executive Vice President and Chief Financial Officer beginning in 1994. Mr. Skinner also served as a partner with Ernst & Young from 1987 until 1991. Mr. Skinner has extensive leadership experience as Chief Financial Officer of large organizations and experience in accounting, finance, capital markets, strategic planning and risk management developed through his Chief Financial Officer and public accounting experience.

PR OP O S A L 1 : E L E C T I ON OF D I R E C T OR S Gail B. Tifford Gail B. Tifford was appointed to the Board in August 2017 and she is currently a member of the Nominating and Corporate Governance Committee. Ms. Tifford has served as Chief Brand Officer for Weight Watchers International, Inc., a global weight management service company, since March 2018. Previously, Ms. Tifford served in a variety of leadership roles at Unilever, a leading global consumer goods company that offers products in the food, home care, personal care and refreshment segments. Her roles included brand, marketing, and digital innovation from 1996 until 2009 and after she rejoined Unilever in 2011, most recently serving as Vice President, Media North America and Global Digital Media Innovation. From October 2009 until May 2011, Ms. Tifford served as Vice President for Strategic Partnerships at MTV Networks, a cable and satellite television channel owned by Viacom Media Networks. Ms. Tifford has substantial experience in branding and marketing and a proven track record of building brands in an evolving digital landscape. James M. Zimmerman James M. Zimmerman was appointed to the Board in September 2007. Mr. Zimmerman is currently a member of the Audit Committee, Finance Committee and Nominating and Corporate Governance Committee. He has served as a member of the Board of Directors of The Chubb Corporation since June 2008, where he is on the Compensation Committee and Nominating and Governance Committee. Mr. Zimmerman retired from Federated Department Stores (Macy’s) in February 2004 after serving for the previous six years as Chairman and Chief Executive Officer, and prior to that as President and Chief Operating Officer beginning in May 1988. Mr. Zimmerman has extensive executive experience in leading a large retail company and strong skills in retail operations, strategic planning and public company executive compensation. He also brings insights to our Board from his service on other public company boards. 11 2 01 8 P R O X Y S TATE M E NT

BOARD COMPOSITION, QUALIFICATIONS AND DIVERSITY

We have no agreements obligating the Company to nominate a particular candidate as a director, and none of our directors represents a special interest or a particular stockholder or group of stockholders.

We believe that our business accomplishments are a result of the efforts of our employees around the world, and that a diverse employee population will result in a better understanding of our customers' needs. Our success with a diverse workforce also informs our views about the value of a Board that has persons of diverse skills, experiences and backgrounds. To this end, the Board seeks to identify candidates with areas of knowledge or experience that will expand or complement the Board's existing expertise. Diversity in skills and backgrounds ensures that the widest range of options and viewpoints are expressed in the boardroom.

Consistent with the Company's Corporate Governance Guidelines, the Board desires a diverse group of candidates who possess the background, skills, expertise and time to make a significant contribution to the Board, the Company and its stockholders. The Nominating and Corporate Governance Committee makes recommendations to the Board concerning the composition of the Board and its committees, including size and qualifications for membership. The Nominating and Corporate Governance Committee evaluates prospective nominees against the standards and qualifications set forth in the Company's Corporate Governance Guidelines, as well as other relevant factors it deems appropriate.

Listed below are the skills and experience that we have considered important for our directors to have in light of our current business and structure. The directors nominees' biographies above note each nominee's relevant experience, skills and qualifications relative to this list.

Public Company Board Experience

Directors who have served or serve on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relationship between a board and the CEO and other management personnel, the importance of particular agenda items and oversight of a changing mix of strategic, operational and compliance matters.

Global Expertise

Because we are a global organization with increasing revenue coming from sales outside the United States, directors with global expertise can provide useful business and cultural perspectives regarding many significant aspects of our business.

Senior Leadership Experience

Directors who have served as CEOs and in other senior leadership positions bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors' insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced if their leadership experience was developed at businesses or organizations that operated on a global scale or involved technology or other rapidly evolving business models.

Interpersonal Skills and Diversity

Directors with different backgrounds and skills help build diversity on the Board and maximize group dynamics in terms of function, experience, education, thought, gender and age.

12 WWW.FOSSILGROUP.COM

PROPOSAL 1: ELECTION OF DIRECTORS

2018 PROPOSED BOARD COMPOSITION, QUALIFICATIONS AND DIVERSITY

BOARD INDEPENDENCE


Non-Independent
Directors (1)
Independent
Directors (8)

GENDER DIVERSITY


Female (3)
Male (6)

BOARD TENURE


2 Directors
6-10 Years
4 Directors
0-5 Years
3 Directors
10+ Years

AGE MIX


51-60 (2)
40-50 (2)
61-70 (4)
71-75 (1)

The Board of Directors unanimously recommends that stockholders vote "FOR" the election of each Director Nominee set forth above for the Board of Directors.

2018 PROXY STATEMENT 13

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS

The Company, with the oversight of the Board and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. Copies of the Company's Corporate Governance Guidelines can be obtained free of charge from the Company's web site, **www.fossilgroup.com**, by contacting the Company at 901 S. Central Expressway, Richardson, Texas 75080 to the attention of Investor Relations, or by telephone at (972) 234-2525.

BOARD COMMITTEES AND MEETINGS

The Board held eleven meetings during the fiscal year ended December 30, 2017. During 2017, each director attended 75% or more of the aggregate of the meetings of the Board and the meetings held by all committees of the Board on which such director served. In addition, the Board holds regularly scheduled calls each fiscal quarter to review the Company's fiscal quarter earnings releases. The Board strongly encourages that directors make a reasonable effort to attend the Annual Meeting. All of the then current members of the Board attended the Company's 2017 Annual Meeting of Stockholders.

The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board. Copies of the charters can be obtained free of charge from the Company's web site, **www.fossilgroup.com**, by contacting the Company at 901 S. Central Expressway, Richardson, Texas 75080 to the attention of Investor Relations, or by telephone at (972) 234-2525.

The committees on which the directors served as of March 29, 2018 and the number of committee meetings held in fiscal 2017 are shown in the chart below.

DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	FINANCE COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
William B. Chiasson	x		✓	
Mauria A. Finley				✓
Diane L. Neal		✓		x
Thomas M. Nealon	✓	✓		
James E. Skinner		x	x	
Gail B. Tifford				✓
James M. Zimmerman	✓		✓	✓
Number of Committee Meetings in fiscal 2017	9	11	13	4

x = *Committee Chair*

14 WWW.FOSSILGROUP.COM

C O R P O R AT E G O VE R NAN C E AN D O T H E R B O AR D MAT T E R S Audit Committee Compensation Committee The functions of the Audit Committee are to: The functions of the Compensation Committee are to: • appoint the Company’s independent registered public accounting firm; review the plan and scope of any audit of the Company’s consolidated financial statements; review the Company’s significant accounting policies and other related matters; review the Company’s annual and quarterly reports and earnings releases; oversee the surveillance of administration, disclosure and financial controls; oversee the Company’s compliance with legal and regulatory requirements; oversee the Company’s monitoring and enforcement of its Code of Conduct and Ethics; review the qualifications and independence of any independent auditor of the Company; and oversee the performance of the Company’s internal audit function and the Company’s independent auditors. • • determine the compensation of the Company’s executives; produce annual reports on executive compensation for inclusion in the Company’s proxy statement; and oversee and advise the Board of Directors on the adoption of policies that govern, and to administer, the Company’s compensation programs, including stock and benefit plans. • • • • All members of the Compensation Committee have been determined to meet the appropriate Nasdaq standards for independence. See “Director Independence” below. Further, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). • • • • Finance Committee • The functions of the Finance Committee are to oversee all areas of corporate finance for the Company, including capital structure, equity and debt financings, capital expenditures, cash management, banking activities and relationships, investments, foreign exchange activities, and share repurchase activities. All members of the Finance Committee have been determined to meet the Nasdaq standards for independence. See “Director Independence” below. Deloitte & Touche LLP, the Company’s principal independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee, consistent with the Sarbanes Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company’s independent registered public accounting firm prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting. The Audit Committee has adopted a procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. The Company’s internal audit group reports directly to the Audit Committee on a quarterly basis. Nominating and Corporate Governance Committee The functions of the Nominating and Corporate Governance Committee are to: • identify qualified individuals for membership on the Board of Directors; recommend to the Board of Directors the director nominees for the next annual meeting of stockholders; review the Company’s Corporate Governance Guidelines on an annual basis and recommend to the Board any changes deemed necessary or desirable; and oversee the corporate governance affairs of the Board of Directors and the Company. • All members of the Audit Committee have been determined to be financially literate and to meet the appropriate Nasdaq and SEC standards for independence. See “Director Independence” below. The Audit Committee includes one independent director, Mr. Chiasson, who has been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. • • 15 2 01 8 P R O X Y S TATE M E NT

The Nominating and Corporate Governance Committee’s role includes periodically reviewing the compensation paid to non-employee directors and making recommendations to the Board for any adjustments. In addition, the Nominating and Corporate Governance Committee conducts with the full Board of Directors an annual review of the Company’s succession plans relating to the Chairman and Chief Executive Officer positions. The Nominating and Corporate Governance Committee regularly reviews the purposes of the Board committees, recommends to the Board any necessary or desired changes to the purposes of such committees and whether any committees should be created or discontinued. All members of the Nominating and Corporate Governance Committee have been determined to meet the Nasdaq standards for independence. See “Director Independence” below. D I R E C T OR I N DE PE N DE N C E The standards relied upon by the Board in affirmatively determining whether a director is “independent” in compliance with the rules of the Nasdaq are comprised, in part, of those objective standards set forth in the Nasdaq Marketplace Rules, which include the following bright line rules: (i) a director who is or was at any time during the past three years an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, whether by blood, marriage or adoption, and anyone sharing the director’s home) is or was at any time during the past three years an executive officer of the Company, would not be independent; (ii) a director who received, or whose immediate family member received, from the Company compensation of more than $120,000 during any twelve consecutive months within the three years preceding the determination of independence, except for certain permitted payments, would not be independent; (iii) a director who is or who has an immediate family member who is, a current partner of the Company’s outside auditor or who was, or who has an immediate family member who was, a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years would not be independent; (iv) a director who is, or whose immediate family member is, employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers served on the compensation committee would not be independent; and (v) a director who is, or who has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of any organization that, in the current or any of the past three fiscal years, has made payments to, or received payments from, the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $200,000, or 5% of such recipient’s consolidated gross revenues, except for permitted payments, would not be independent. The Board, in applying the above referenced standards, has affirmatively determined that each of the following directors and director nominees is “independent” as defined by Rule 5605(a) (2) of the Nasdaq listing standards: Mark R. Belgya, William B. Chiasson, Mauria A. Finley, Diane L. Neal, Thomas M. Nealon, James E. Skinner, Gail B. Tifford and James M. Zimmerman. As part of the Board’s process in making such determination, each such director provided written assurances that all of the above cited objective criteria for independence are satisfied and such director has no other “material relationship” with the Company that could interfere with such director’s and director nominee’s ability to exercise independent judgment. B O AR D L E AD E R S H I P S T R U C TU R E The Board is committed to promoting effective, independent governance of the Company. The Board strongly believes it is in the best interests of the stockholders and the Company for the Board to have the flexibility to select the best director to serve as chairman at any given time, regardless of whether that director is an independent director or the Chief Executive Officer. Consequently, 16 W W W . FO S S I L G R O U P .C O M

C O R P O R AT E G O VE R NAN C E AN D O T H E R B O AR D MAT T E R S our Corporate Governance Guidelines allow the Board to determine whether to separate or combine the roles of the Chairman and Chief Executive Officer. Board meetings, it makes sense for Mr. Kartsotis to chair such discussions. This allows him to highlight important issues without unnecessary procedural delay. It also allows him to provide the proper context and background, including access to members of management and Company and industry reports, for each issue considered by the Board. Such background material is important given our size and complexity and the competitive nature of our industry. Mr. Kartsotis’ extensive knowledge of the Company and involvement with day-to-day activities also helps ensure effective risk oversight for the Company. Mr. Kartsotis adheres to an “open door” policy in his communications with Board members and talks frequently with Board members. Furthermore, Board members are encouraged to freely communicate with any member of management at any time. The Board also believes it has been beneficial, in terms of its relationship with employees, stockholders, customers, business partners and others, to provide a single voice for the Company through Mr. Kartsotis. Having one person serve as both our Chairman and Chief Executive Officer demonstrates for our employees, stockholders, customers, business partners and others that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the Company and the Board eliminates the potential for confusion or duplication of efforts, and provides clear leadership for our Company. In addition, in Mr. Kartsotis, the Board has found an effective leader who is able to facilitate open and productive discussion, effectively utilize each individual director’s unique perspective and expertise, lead the Board in innovative and creative problem solving and, by virtue of his personal ownership in the Company, to represent the interests of our stockholders as a whole. To help ensure the independence of the Board, our Corporate Governance Guidelines require that, when the Chairman is a member of management, the Lead Independent Director shall assume certain responsibilities pertaining to the operation of the Board. The Lead Independent Director presides over all executive sessions of the non-management directors and other meetings of the Board in the absence of the Chairman of the Board, serves as the principal liaison to the non-management directors and consults with the Chief Executive Officer regarding information to be sent to the Board, meeting agendas and establishing meeting schedules. In order to give a significant voice to our non-management directors, our Corporate Governance Guidelines also provide that the non-management directors of the Company meet regularly in executive session. The Company’s independent directors held six formal meetings without management during fiscal 2017. Currently, the Board has determined that it is in the best interests of the stockholders and the Company for Mr. Kartsotis to serve as our Chairman as well as our Chief Executive Officer. During 2017, Mr. Zimmerman served as Lead Independent Director until December 2017, when Mr. William B. Chiasson became our Lead Independent Director. The Board believes that this structure is effective and best for the Company at this point in time for several reasons. Mr. Kartsotis joined the Company in 1988 and has been a director since 1990. He holds a significant number of shares of our Common Stock, and, beginning in 2005, he has refused all forms of compensation for his service as an executive officer, expressing his belief that his primary compensation is met by driving stock price growth. The Board believes that as a long-term executive officer, director and significant stockholder, Mr. Kartsotis is well qualified to serve as our Chairman and Chief Executive Officer, and his interests are sufficiently aligned with the Company’s stockholders. Mr. Kartsotis has extensive experience and knowledge of the Company and the fashion retailing industry and substantial sales, marketing and merchandising experience. The Board believes the Company has been well-served by this leadership structure and by Mr. Kartsotis’ service. Mr. Kartsotis is the person with primary responsibility for our day-to-day operations and the execution of our strategies. Since our performance is one of the most important topics at 17 2 01 8 P R O X Y S TATE M E NT

D I R E C T OR N OM I N AT I ON P OL I C Y The Company has a standing Nominating and Corporate Governance Committee consisting entirely of independent directors. Each director nominee was recommended to the Board by the Nominating and Corporate Governance Committee for selection. integrity. Generally, the Nominating and Corporate Governance Committee will first consider current Board members because they meet the criteria listed above and possess an in depth knowledge of the Company, its history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to the Company. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee will consider all proposed nominees for the Board, including those put forward by stockholders. Stockholder nominations should be addressed to the Nominating and Corporate Governance Committee in care of Randy S. Hyne, Vice President, General Counsel and Secretary, at 901 S. Central Expressway, Richardson, Texas 75080, in accordance with the provisions of the Company’s Bylaws. The Nominating and Corporate Governance Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and Company circumstances. In making its recommendations to the Board, the Nominating and Corporate Governance Committee considers all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which the Company operates, specific skills, general business acumen and the highest personal and professional The Board and the Nominating and Corporate Governance Committee aim to assemble a diverse group of Board members and believe that no single criterion such as gender or minority status is determinative in obtaining diversity on the Board. The Board defines diversity as differences of viewpoint, professional experience, education and skills such as a candidate’s range of experience serving on other public company boards, the balance of the business interest and experience of the candidate as compared to the incumbent or other nominated directors, and the need for any particular expertise on the Board or one of its committees. R IS K O V E RS IG H T The Board takes an active role in overseeing management of the Company’s risks through its review of risks associated with our operations and strategic initiatives and through each of the Board committees. As part of its oversight, the Board receives and reviews regular reports from members of senior management, including our Vice President of Global Audit Services, who oversees our enterprise risk management program. Risk assessment results and mitigation plans for significant enterprise risks, such as financial, operational, security and cybersecurity, business continuity, legal and regulatory risks, are developed and monitored by management, including management “risk owners”. Significant enterprise risks and mitigation plans are also regularly reviewed by the Company’s Executive Risk Committee. The Board implements its risk oversight function both as a whole and through committees, which play a significant role in carrying out risk oversight. Our full Board reviews information concerning enterprise risks through regular reports of each Board committee, including information regarding financial reporting, accounting, cybersecurity and internal audit risk matters from the Audit Committee, corporate financial risk management from the Finance Committee, compensation-related risk from the Compensation Committee and governance-related risk from the Nominating and Corporate Governance Committee. In addition, our Audit, Compensation, Finance and Nominating and Corporate Governance Committees are comprised solely of independent directors and have responsibility for the review of certain risks as defined in their governing documents. 18 W W W . FO S S I L G R O U P .C O M

CORPORATE GOVERNANCE AND OTHERBOARD MATTERS

CODES OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Conduct and Ethics that applies to directors, officers and other employees of the Company and its subsidiaries. In addition, the Company has adopted a Code of Ethics for Senior Financial Officers, which includes the Company's principal executive officer, principal financial officer, and principal accounting officer. Violations of our Code of Conduct and Ethics and our Code of Ethics for Senior Financial Officers (the "Company Codes") may be reported to the Audit Committee. Copies of the Company Codes can be obtained free of charge from the Company's website, **www.fossilgroup.com**, by contacting the Company at 901 S. Central Expressway, Richardson, Texas 75080, to the attention of Investor Relations, or by telephone at (972) 234-2525. The Company intends to post any amendments to, or waivers from the Company Codes that apply to its principal executive officer, principal financial officer, and principal accounting officer on its web site at **www.fossilgroup.com**.

SELF-ASSESSMENT

The Board and its standing committees conduct a self-assessment of their effectiveness each year.

PLEDGING OF COMPANY SECURITIES

The Company has an Insider Trading Policy that applies to all directors, officers and employees of the Company and its subsidiaries. Under this policy, directors and executive officers may not pledge, hypothecate, or otherwise encumber Company securities as collateral for indebtedness. This prohibition includes, but is not limited to, holding such securities in a margin account. However, the Lead Independent Director and the General Counsel, acting together, may grant an exception to the prohibition against holding Company securities in a margin account or pledging Company securities on a case-by-case basis. As of March 28, 2018, none of the Company's directors or Named Executive Officers have Company stock pledged.

HEDGING OF COMPANY SECURITIES

Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a stockholder to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the stockholder to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the stockholder may no longer have the same objectives as the Company's other stockholders. Therefore, under our Insider Trading Policy, directors, officers and employees are prohibited from engaging in any such hedging transactions.

2018 PROXY STATEMENT 19

C O M M U N I C AT I O N W I T H T H E B O A R D O F D I R E C T O R S A stockholder who wishes to communicate with the Board, or specific individual directors, including the non-management directors as a group, may do so by writing to such director or directors in care of Randy S. Hyne, Vice President, General Counsel and Secretary, at 901 S. Central Expressway, Richardson, Texas 75080. Communication(s) directed to members of the Board who are employees will be relayed to the intended Board member(s), except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s), except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it. 20 W W W . FO S S I L G R O U P .C O M

C O R P O R AT E G O VE R NAN C E AN D O T H E R B O AR D MAT T E R S R E P O R T O F T H E A U D I T C O M M I T T E E The following report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing. a review of the reasonableness of significant judgments, the quality, not just acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee by the Statement on Auditing Standards No. 1301 (Communications with Audit Committees). In addition, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the respective reports of management and the independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence from the Company. The Audit Committee has concluded that the independent registered public accounting firm’s provision of audit and non-audit services to the Company and its subsidiaries is compatible with the independent registered public accounting firm’s independence. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities related to the integrity of the Company’s financial statements, the Company’s internal control over financial reporting, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, audit of the Company’s financial statements, and performance of the Company’s internal audit function and the Company’s independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. Management of the Company has the responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm, Deloitte & Touche, LLP, is responsible for auditing the Company’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent registered public accounting firm. Based on the Audit Committee’s discussions with management, the Company’s internal auditors and Deloitte & Touche LLP, and the Audit Committee’s review of the audited financial statements, including the representations of management and Deloitte & Touche LLP with respect thereto, and subject in all cases to the limitations on the role and responsibilities of the Audit Committee referred to above and set forth in the Audit Committee Charter, the Audit Committee recommended to the Company’s Board of Directors, and the Board approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017. During fiscal 2017, the Audit Committee met and held discussions with management, the internal auditor and the independent registered public accounting firm and met independently as a committee. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements as of and for the fiscal year ended December 30, 2017 with management and the independent registered public accounting firm. These discussions included AUDIT COMMITTEE William B. Chiasson, Chairman Thomas M. Nealon James M. Zimmerman 21 2 01 8 P R O X Y S TATE M E NT

DIRECTOR COMPENSATION

Cash Compensation. The following table shows the annual cash retainers paid to non-employee directors, committee chairpersons and committee members in fiscal 2017 through May 31, 2017.

POSITION	AMOUNT
Non-Employee Director	$60,000
Lead Independent Director	$25,000
Audit Committee Chairperson	$20,000
Audit Committee Member	$15,000
Compensation Committee Chairperson	$15,000
Compensation Committee Member	$10,000
Nominating and Corporate Governance Committee Chairperson	$15,000
Nominating and Corporate Governance Committee Member	$10,000
Finance Committee Chairperson	$15,000
Finance Committee Member	$10,000

Effective June 1, 2017, the Board approved a ten percent (10%) reduction in the annual cash retainers listed above. The following table shows the annual cash retainers paid to non-employee directors, committee chairperson and committee members effective June 1, 2017.

POSITION	AMOUNT
Non-Employee Director	$54,000
Lead Independent Director	$22,500
Audit Committee Chairperson	$18,000
Audit Committee Member	$13,500
Compensation Committee Chairperson	$13,500
Compensation Committee Member	$9,000
Nominating and Corporate Governance Committee Chairperson	$13,500
Nominating and Corporate Governance Committee Member	$9,000
Finance Committee Chairperson	$13,500
Finance Committee Member	$9,000

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CORPORATE GOVERNANCE AND OTHERBOARD MATTERS

FISCAL 2017 DIRECTOR COMPENSATION TABLE

The following table provides information regarding director compensation during fiscal 2017. Non-employee directors who join the Board during the fiscal year receive a pro-rated annual cash retainer.

NAME (1) (2)	FEES EARNED OR PAID IN CASH ($) (3)	STOCK AWARDS ($) (4)	TOTAL ($)
Elaine B. Agather (5)	33,860	-0-	33,860
Jeffrey N. Boyer (5)	68,683	129,991	198,674
William B. Chiasson	100,037	129,991	230,028
Mauria A. Finley	66,542	129,991	196,533
Diane L. Neal	89,458	129,991	219,449
Thomas M. Nealon	80,042	129,991	210,033
Mark D. Quick	56,500	129,991	186,491
Elysia Holt Ragusa (5)	31,868	-0-	31,868
James E. Skinner	94,301	129,991	224,292
Gail B. Tifford (5)	23,796	96,853	120,649
James M. Zimmerman	102,982	129,991	232,973

(1) Mr. Kartsotis was a director and Named Executive Officer during fiscal 2017. Mr. Kartsotis did not receive any additional compensation for services as a director. As such, information about his compensation is listed in the Fiscal 2017, 2016 and 2015 Summary Compensation Table below.

(2) Our directors' outstanding equity awards as of fiscal year end 2017 were as follows: Mr. Boyer — see Outstanding Equity Awards at 2017 Fiscal Year-End Table; Mr. Chiasson – 10,655 restricted stock units; Ms. Finley — 10,655 restricted stock units; Ms. Neal — 10,655 restricted stock units; Mr. Nealon — 10,655 restricted stock units; Mr. Quick— 10,655 restricted stock units; Mr. Skinner—6,000 options and 10,655 restricted stock units; Ms. Tifford – 8,845 restricted stock units; and Mr. Zimmerman—10,655 restricted stock units.

(3) Consists of retainer fees.

(4) Consists of an award of restricted stock units granted pursuant to the Company's 2016 Long-Term Incentive Plan (the "2016 Plan") to each director on May 24, 2017. All awards vest 100% on the earlier of (i) the next annual stockholders meeting or (ii) one year from the date of grant. The amounts shown were not actually paid to the directors. Rather, as required by the rules of the SEC, the amounts represent the aggregate grant date fair value of the restricted stock units awarded to each of them in fiscal 2017. These values were determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). The aggregate grant date fair value of the restricted stock units is equal to the midpoint between the high and low sales prices of our Common Stock on the date of grant multiplied by the number of shares granted. On May 24, 2017, the date of grant, the midpoint of the high and low sales prices of our Common Stock was $12.20 per share. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture.

(5) Ms. Agather and Ms. Ragusa retired from the Board in May 2017. Mr. Boyer resigned from the Board effective October 16, 2017, upon becoming our Chief Financial Officer on that date. Ms. Tifford joined our board of directors on July 26, 2017.

2018 PROXY STATEMENT 23

ST OC K AWA R D S Prior to 2016, the Company made grants of stock options to non-employee directors pursuant to the Company’s 2008 Incentive Plan (the “2008 Plan”). The 2008 Plan was terminated when the 2016 Plan was adopted in May 2016. The terms of the 2008 Plan continue to govern outstanding grants made under those plans prior to their termination. actually serve before the one-year anniversary of such previous annual stockholders meeting, which restricted stock units will vest 100% one year from the date of grant, provided the outside director is providing services to the Company or a subsidiary on that date. Notwithstanding the foregoing, in the event of an outside director’s termination of service due to his or her death, all unvested restricted stock units will immediately become 100% vested. Restricted stock units are awarded subject to such terms and conditions as established by the Compensation Committee, which may include the requirement that the holder forfeit the restricted stock units upon termination of service during the period of restriction. Effective January 2010, the Board terminated its practice of granting stock options to non-employee directors and instead grants restricted stock units. Each outside director of the Company who does not elect to decline to participate in the 2016 Plan is automatically granted restricted stock units as follows: (1) on the date of the annual stockholders meeting, each outside director is automatically granted restricted stock units with a fair market value of approximately $130,000, which restricted stock units will vest 100% on the earlier of (a) the date of the next annual stockholders meeting or (b) one year from the date of grant, provided the outside director is providing services to the Company or a subsidiary on that date; and (2) each individual who first becomes an outside director is automatically granted a one-time grant, effective as of the date of appointment, equal to the grant he or she would have received if he or she had been elected at the previous annual stockholders meeting, pro-rated based on the number of days such director will The Compensation Committee is responsible for the administration of the 2016 Plan. The 2016 Plan provides that the Compensation Committee may make certain adjustments to the exercise price and number of shares subject to awards in the event of a dividend or other distribution, recapitalization, stock split, reorganization, merger or certain other corporate transactions. Subject to certain limitations, the Compensation Committee is authorized to amend the 2016 Plan as it deems necessary, but no amendment may adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. S T O C K O W NE R S H I P GUI D E L I NE S In 2010, the Board adopted stock ownership guidelines for our directors. The guidelines were adopted in lieu of stock retention requirements. Subject to transition periods and other provisions, the guidelines generally require that each director beneficially hold shares of our stock (including restricted stock units) with a value equal to at least three times his or her current annual cash retainer. All of our current directors were in compliance with the guidelines as of April 12, 2018, except Ms. Tifford who joined the Board in July 2017. 24 W W W . FO S S I L G R O U P .C O M

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company's only outstanding class of equity securities is its Common Stock. The following table sets forth information regarding the beneficial ownership of Common Stock as of March 29, 2018 by (i) each Named Executive Officer (as defined in "Compensation Discussion and Analysis"); (ii) each director and director nominee of the Company; (iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent (5%) of the Common Stock as of March 29, 2018. The address of each officer and director is c/o Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080.

	SHARES BENEFICIALLY OWNED (1) (2)	
NAME OF BENEFICIAL OWNER	NUMBER	PERCENT
Jeffrey N. Boyer	26,602 (3)	*
Darren E. Hart	43,452 (4)	*
Kosta N. Kartsotis	3,370,837	6.9%
Greg McKelvey	217,814 (5)	*
Dennis R. Secor	17,806 (6)	*
John A. White	58,354 (7)	*
Mark R. Belgya	—	*
William B. Chiasson	19,045 (8)	*
Mauria A. Finley	16,596 (9)	*
Diane L. Neal	21,283 (10)	*
Thomas M. Nealon	21,132 (11)	*
Mark D. Quick	39,239 (12)	*
James E. Skinner	32,002 (13)	*
Gail B. Tifford	—	*
James M. Zimmerman	64,222 (14)	*
All executive officers and directors as a group (17 persons)	4,000,703 (15)	8.2%
BlackRock, Inc.	5,826,453 (16)	11.9%
Classic Fund Management Aktiengesellschaft	3,848,109 (17)	7.9%
Connor, Clark and Lunn Investment Management Ltd.	2,513,987 (18)	5.1%
Contrarius Investment Management Limited	3,267,188 (19)	6.7%
FMR, LLC	7,279,095 (20)	14.9%
The Vanguard Group	3,969,718 (21)	8.1%

2018 PROXY STATEMENT 25

* Less than 1%

(1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership information is based on the most recent Forms 3, 4 and 5 and Schedule 13D and 13G filings with the SEC and reports made directly to the Company. For purposes of this table, a person is deemed to have "beneficial ownership" of any shares when such person has the right to acquire them within 60 days after March 29, 2018. For restricted stock units, we report shares equal to the number of restricted stock units that will vest within 60 days of March 29, 2018. For stock options, we report shares subject to options that are currently exercisable or exercisable within 60 days of March 29, 2018. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The percentages indicated are based on 48,895,713 shares of Common Stock outstanding on March 29, 2018. Shares of Common Stock subject to stock options exercisable and restricted stock units that will vest within 60 days after March 29, 2018 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

(3) Includes 10,655 shares of Common Stock issuable upon vesting of restricted stock units.

(4) Includes 14,137 shares of Common Stock issuable upon vesting of restricted stock units.

(5) Includes 13,463 shares of Common Stock issuable upon vesting of restricted stock units.

(6) Includes 13,463 shares of Common Stock issuable upon vesting of restricted stock units.

(7) Includes 15,259 shares of Common Stock issuable upon vesting of restricted stock units.

(8) Includes 10,655 shares of Common Stock issuable upon vesting of restricted stock units.

(9) Includes 10,655 shares of Common Stock issuable upon vesting of restricted stock units.

(10) Includes 10,655 shares of Common Stock issuable upon vesting of restricted stock units.

(11) Includes 10,655 shares of Common Stock issuable upon vesting of restricted stock units.

(12) Includes 10,655 shares of Common Stock issuable upon vesting of restricted stock units.

(13) Includes 6,000 shares of Common Stock issuable upon exercise of stock options and 10,655 shares of Common Stock issuable upon vesting of restricted stock units.

(14) Includes 10,655 shares of Common Stock issuable upon vesting of restricted stock units.

(15) Reflects the information in footnotes (3) through (14) above and an additional 55,164 shares of Common Stock beneficially owned by executive officers not named in the table above.

(16) Based on information contained in Amendment No. 4 to Schedule 13G filed with the SEC on January 19, 2018 by BlackRock, Inc. ("BlackRock"), which indicates that (i) BlackRock has sole voting power over 5,675,178 shares of Common Stock and sole dispositive power over 5,826,453 shares of Common Stock. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(17) Based on information contained in Schedule 13G filed with the SEC on February 13, 2018 by Classic Fund Management Aktiengesellschaft ("Classic Fund"), which indicates that Classic Fund has sole voting power over 3,848,109 shares of Common Stock and sole dispositive power over 3,848,109 shares of Common Stock. The address of Classic Fund is Austrasse 15, FL-9495 Triesen, Principality of Liechtenstein.

(18) Based on information contained in Schedule 13G filed with the SEC on February 14, 2018 by Connor, Clark & Lunn Investment Management Ltd. ("Connor, Clark & Lunn"), which indicates that Connor, Clark & Lunn has sole voting power over 0 shares of Common Stock, shared voting power over 1,487,401 shares of Common Stock, sole dispositive power over 2,513,987 shares of Common Stock and shared dispositive power over 0 shares of Common Stock. The address of Connor, Clark & Lunn is 2300-1111 West Georgia Street, Vancouver, BC, V6E 4M3, Canada.

(19) Based on information contained in Schedule 13G filed with the SEC on February 9, 2018 by Contrarius Investment Management Limited ("Contrarius"), which indicates that Contrarius has sole voting power over 0 shares of Common Stock, shared voting power over 3,267,188 shares of Common Stock, sole dispositive power over 0 shares of Common Stock and shared dispositive power over 3,267,188 shares of Common Stock. The address of Contrarius is 2 Bond Street, St. Helier, Jersey JE2 3NP, Channel Islands.

(20) Based on information contained in Amendment No. 5 to Schedule 13G filed with the SEC on February 13, 2018 by FMR LLC ("FMR"), which indicates that (i) FMR has sole voting power over 617,242 shares of Common Stock and sole dispositive power over 7,279,095 shares of Common Stock, (ii) Abigail P. Johnson has sole dispositive power over 7,279,095 shares of Common Stock and (iii) Fidelity Low-Priced Stock Fund has sole voting power over 4,243,758 shares of Common Stock. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210.

(21) Based on information contained in Amendment No. 5 to Schedule 13G filed with the SEC on February 9, 2018 by The Vanguard Group ("Vanguard"), which indicates that Vanguard has sole voting power over 46,396 shares of Common Stock, shared voting power over 2,800 shares of Common Stock, sole dispositive power over 3,922,722 shares of Common Stock, and shared dispositive power over 46,396 shares of Common Stock. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

The name, age, current position with the Company, and principal occupation during the last five years of (i) Mr. Kartsotis and the year he first became an executive officer of the Company is set forth above under the caption "Election of Directors—Directors and Nominees," and (ii) with respect to each remaining executive officer is set forth in the following table and text:

NAME	AGE	POSITION
Randy C. Belcher	56	Executive Vice President, Asia Pacific
Jeffrey N. Boyer	59	Executive Vice President, Chief Financial Officer and Treasurer
Steve A. Evans	53	Executive Vice President, Owned Brands
Martin Frey	62	Executive Vice President, EMEA
Darren E. Hart	55	Executive Vice President, Human Resources
Greg A. McKelvey	45	Executive Vice President, Chief Strategy and Digital Officer
John A. White	46	Executive Vice President and Chief Operating Officer

Randy C. Belcher

Randy C. Belcher has served as Executive Vice President, Asia Pacific, since March 2014. Mr. Belcher also served as Senior Vice President, Asia Pacific, from October 2005 to March 2014 and as Senior Vice President Europe from April 2001 to October 2005. Mr. Belcher joined the Company in 2001.

Jeffrey N. Boyer

Jeffrey N. Boyer has served as Executive Vice President, Chief Financial Officer and Treasurer since October 2017. Mr. Boyer served on the Company's Board of Directors from December 2007 until October 2017. Mr. Boyer served as Executive Vice President and Chief Financial Officer for Pier 1 Imports, Inc. from June 2015 until October 2017. Prior to joining Pier I Imports, Mr. Boyer served as Executive Vice President, Chief Administrative Officer and Chief Financial Officer for Tuesday Morning Corporation from September 2013 until June 2015. Mr. Boyer served as Executive Vice President and Chief Operating Officer of 24 Hour Fitness Worldwide Holdings, Inc., an operator of fitness centers, from June 2012 until September 2013 and as their Executive Vice President and Chief Financial Officer from April 2008 until June 2012. Mr. Boyer served as President and Chief Financial Officer of Michaels Stores, Inc. ("Michaels") from July 2007 until April 2008 and Co-President and Chief Financial Officer from March 2006 to July 2007. He also held the position of Executive Vice President and Chief Financial Officer of Michaels from January 2003 to March 2006. Prior to joining Michaels, Mr. Boyer served as the Executive

2018 PROXY STATEMENT 27

Vice President and Chief Financial Officer of the Kmart Corporation. From 1996 until 2001, he held multiple positions with Sears, Roebuck & Company, advancing to the post of Senior Vice President and Chief Financial Officer. He also served in multiple top-level capacities with the Pillsbury Company and Kraft General Foods. Mr. Boyer began his career as an accountant with PricewaterhouseCoopers in 1980. Steve A . Evans Steve A. Evans has served as Executive Vice President, Owned Brands since May 2016. He joined the Company in 2014 as a Senior Vice President, leading the portfolio brands licensed by the Company. Prior to joining the Company, Mr. Evans served in executive leadership positions at global brands, including Converse, Levi’s, Dockers, The Gap and Old Navy. From June 2012 to May 2014, he served as the Vice President/GM Global Apparel and Accessories for Converse based in New York City. From 2002 to 2012, he served as the VP/SVP of Global Merchandising, Customer Experience and Commercial Operations on both the Levi’s and Dockers brands. Mr. Evans began his career at The Gap, and was an integral part of the Old Navy startup team. Throughout his career, he has led a broad range of functional areas with an emphasis on product creation, strategic sales planning, and business development. Martin Frey Martin Frey has served as Executive Vice President, EMEA, since May 2017. Mr. Frey served as Managing Director Fossil Group Europe GmbH from April 2008 until May 2017, and in other various operational roles since joining the Company in October 2006. Darren E . Hart Darren E. Hart has served as Executive Vice President, Human Resources, since June 2011. From 2001 until June 2011, Mr. Hart served in various roles for Limited Brands, an international company that sells personal care and beauty products, apparel and accessories. At Limited Brands, Mr. Hart most recently served as Executive Vice President for Bath & Body Works, a national retailer of personal care products. From 2001 until 2005, Mr. Hart served as Director of Leadership and Organizational Development for Victoria’s Secret Stores, a global retailer of intimate apparel, sleepwear, hosiery and other apparel and beauty products. From 2005 until 2006, he served as Vice President of HR for Stores for Limited Brands, and from 2006 until 2007, he served as Senior Vice President of HR for Retail Operations for Limited Brands. Greg A . McKelvey Greg A. McKelvey has served as Executive Vice President, Chief Strategy and Digital Officer since December 2015. Mr. McKelvey joined the Company in February 2012 and served as our Executive Vice President prior to his promotion to Executive Vice President, Chief Strategy and Digital Officer. From 2005 until February 2012, Mr. McKelvey served in several different strategy, marketing and transformation roles at Dean Foods, a leading food and beverage company, including his most recent role as Executive Vice President and Chief Strategy and Transformation Officer. From 2002 until 2005, Mr. McKelvey worked at Bain and Company, a leading global strategy consulting firm, as a Manager in Bain’s consumer and private equity practices. John A . White John A. White has served as Executive Vice President and Chief Operating Officer since September 2012. From March 2007 until September 2012, Mr. White served in various roles for Pandora, A/S (“Pandora”), a global jewelry company headquartered in Denmark. At Pandora, Mr. White most recently served as President of Pandora North America, a division of Pandora. Prior to joining Pandora, Mr. White served as a Strategy Consultant for the Operations and Supply Chain Strategy and Design Team for Booz | Allen | Hamilton from April 2006 until March 2007. 2 8 W W W . FO S S I L G R O U P .C O M

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the following individuals. These individuals are referred to as the Named Executive Officers ("NEOs") in this Proxy Statement.

NAME	POSITION
Kosta N. Kartsotis	Chairman of the Board, Chief Executive Officer
Jeffrey N. Boyer (1)	Executive Vice President, Chief Financial Officer
Dennis R. Secor (2)	Former Executive Vice President, Chief Financial Officer
Darren E. Hart	Executive Vice President, Human Resources
Greg McKelvey	Executive Vice President, Chief Strategy and Digital Officer
John A. White	Executive Vice President and Chief Operating Officer

(1) Mr. Boyer joined the Company on October 16, 2017.

(2) Mr. Secor resigned his position as Chief Financial Officer effective October 16, 2017.

This section is divided into the following parts:

TITLE	PAGE
Executive Summary	29
Compensation Philosophy	33
Fiscal Year 2017 Compensation	33
Compensation Decision Making Process	39
Additional Information	41

EXECUTIVE SUMMARY

State of Business

In fiscal year 2017, we saw significant challenges and disruptions to our business. Our management team responded strategically and embarked on a set of initiatives aimed at creating a smaller, yet more profitable company. These strategic initiatives included: driving growth in wearables across our portfolio of brands, leveraging our scale to lower supply chain costs, increasing digital capabilities and continuing to transform the business through New World Fossil, our multi-year restructuring project ("NWF").

2018 PROXY STATEMENT 29

In 2017, we:

- ✓ doubled wearables
- ✓ drove growth in wearables across our portfolio
- ✓ leveraged scale to lower supply chain costs
- ✓ increased digital capabilities
- ✓ transformed the business through our NWF initiative

For 2018, we announced strategies for future growth, including delivering innovative wearables and traditional watch styles while improving performance in the handbag and jewelry categories and increasing digital sales. With these strategies in place, we expect to deliver more profit to the bottom line.

Stockholder Advisory Vote Results

Following our 2017 Annual Meeting of Stockholders, the Compensation Committee considered the advisory vote of our stockholders on executive compensation when reviewing compensation decisions and policies. Approximately 98% of the votes cast were in favor of our executive compensation programs. The Compensation Committee believes this affirms stockholders' support of our approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the NEOs.

Program Changes 2017

Our Compensation Committee worked with Korn Ferry Hay Group, the Committee's independent executive compensation consultant, to evaluate our executive compensation programs during fiscal 2017. The following tables explain the changes we made during fiscal years 2017 and 2018:

FISCAL YEAR 2017 COMPENSATION PROGRAM ENHANCEMENTS	RATIONALE
Short-Term Annual Cash Incentive Plan	
Added a third equally weighted performance metric to the financial goals portion of the annual bonus plan.	Financial metrics focus executives on driving the Company's financial success.
Adjusted the weightings mix between financial and operational goals from 80/20 to 75/25.	Increase of operational goal weighting drives executives to focus on long-term strategic performance goals while balancing financial goals.
Long-Term Retention and Incentive Equity Awards	
Rebalanced the annual portfolio mix of equity awards granted from RSUs (50%), SARs (25%), and PSUs (25%) to RSUs (75%) and PSUs (25%).	Eliminating SAR grants helps preserve the pool of shares remaining available for grant under our shareholder approved equity plan and is less dilutive to shareholders.

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EXECUTIVE COMPENSATION

FISCAL YEAR 2018 COMPENSATION PROGRAM ENHANCEMENTS	RATIONALE
Short-Term Annual Cash Incentive Plan	
Increased the individual payout percent for a "Meets" rating.	Pay bonus closer to the market.
Strategic Priority payout cap.	Operating income must hit the threshold for Strategic Priorities to pay out above threshold.
Long-Term Retention and Incentive Equity Awards	***To be voted on by stockholders***
Increased Performance Shares	Increasing PSUs drives executives to focus on long-term performance goals.
Request Additional Shares from Shareholders Reduce target percentages by 25% to all levels Plan document changes to include: reducing exempt shares to 5% from 10%, prohibiting dividend equivalents on unvested equity, and allow reuse of shares forfeited to the Company	Due to the lower stock price, we do not have the required shares to continue granting equity to our employees under our 2016 Long-Term Incentive Plan. We are requesting additional shares from stockholders, as well as making adjustments to our granting practices and plan documents so we may be able to continue granting equity to our employees.
Total Direct Compensation	
NEOs total direct compensation was reduced by 31.5%	Support our "Pay for Performance" philosophy

2017 Compensation Summary

Key decisions regarding fiscal year 2017 compensation made by the Compensation Committee were intended to align with our long-term strategic plan. As in the past, our CEO, Mr. Kartsotis refused all forms of compensation. Mr. Kartsotis is one of the initial investors in our Company and expressed his belief that his primary compensation is met through stock price growth. Highlights of 2017 compensation decisions include:

Base Salary

The Compensation Committee did not grant merit increases for any NEO during the 2017 annual review cycle in March 2017. However, Mr. McKelvey did receive a 16.7% increase on October 1, 2017 for retention purposes.

2016 Annual Cash Incentive Plan

The Company missed the operating income and net sales bonus target thresholds for 2016. Strategic priorities goals were achieved. In March 2017, the Compensation Committee approved a payout of 20% of eligible target compensation to NEOs for fiscal 2016 performance.

2017 Annual Cash Incentive Plan

The Company missed the operating income and net sales bonus target thresholds for 2017. Our transformation benefit goal and strategic goals were achieved. In March 2018, the Compensation Committee approved a payout of 68.75% of eligible target compensation to NEOs for fiscal 2017 performance. Details of this can be found in the 2017 Annual Cash Incentive Plan section below.

Long-Term Incentive Grants

The Compensation Committee granted long-term incentive awards in the amount of 150% of annual salary to NEOs in April 2017. The grant was made 75% in RSUs and 25% in PSUs. RSUs vest ratably over three years. PSUs vest contingent on the Company's achievement of three year relative sales growth and operating margin rate. Details of these grants can be found in the Long-Term Incentive Plan section below.

2018 PROXY STATEMENT 31

Additional Retention Compensation

In addition to the compensation described above, the Compensation Committee approved a supplemental retention bonus and equity grant for each NEO (other than Mr. Kartsotis) to acknowledge current and future contributions toward our NWF initiative, motivate NEOs during our current restructuring, and maximize engagement and retention. The retention bonus is subject to repayment upon employment termination prior to the one-year anniversary of the bonus payout date. The equity grant was given in RSUs that will vest 50% on each of the second and third anniversaries of the grant date. Additional details are provided in the Long-Term Incentive Plan section below.

CFO Transition

Mr. Boyer joined the Company on October 16, 2017. He joined the Company with a wide range of experience, most recently serving as a member of our Board of Directors and as CFO for Pier 1 Imports. When considering the new hire package for Mr. Boyer, the Compensation Committee considered Mr. Boyer's compensation at Pier 1 Imports and the amounts he was expected to receive in future years. In order to entice Mr. Boyer to leave his previous employer, the Company provided the following new hire package. Mr. Boyer received a cash new hire bonus of $1,500,000 and a guarantee of 50% target annual cash incentive payment for fiscal 2017. These amounts are subject to a 24 month clawback. In addition, Mr. Boyer received on January 15, 2018 a $1,950,000 RSU award vesting ratably over three years.

Mr. Secor resigned as CFO of the Company effective as of October 16, 2017. The Company entered into a separation agreement with Mr. Secor. As part of his agreement, Mr. Secor will remain as an employee with the Company through April 30, 2018 to help ease the transition of the CFO role to Mr. Boyer. In addition, the agreement provides for payment of his earned fiscal 2017 annual cash incentive bonus and continued salary through April 30, 2018.

Executive Compensation Practices

Our executive compensation programs are designed to attract, motivate and retain executive officers, while aligning the interests of our executives with the interests of our stockholders. Below is a summary of compensation practices we have adopted to drive performance and to align with stockholder interests, alongside those practices we do not employ.

WHAT WE DO	WHAT WE DON'T DO
✓ Follow a pay for performance philosophy	× No discounting, reloading or repricing of stock options without stockholder approval
✓ Use multiple performance metrics within our annual and long-term incentive compensation plans	× No employment agreements
✓ Use a thorough process for setting rigorous performance goals	× No excise tax gross-ups upon a change in control
✓ Maintain executive and director stock ownership guidelines	× No excessive perquisites
✓ Retain an independent compensation consultant	× No guaranteed salary increases
✓ Provide severance and change in control arrangements that are aligned with market practices	× No permitted hedging, short sales or derivative transactions in Company stock
✓ Retain a double trigger equity acceleration upon a change in control	
✓ Provide modest perquisites with reasonable business rationale	
✓ Regular review of share utilization	
✓ Maintain a clawback policy	

32 WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

Our compensation philosophy is to provide competitive compensation in order to attract, retain and motivate top talent and to drive company success. Our goal is to target total direct compensation at or above the median of the market, with actual pay levels awarded based on actual performance above or below target performance. We utilize external benchmarking data and comparable peer groups to establish pay levels and practices. Top performers receive higher rewards through our merit pay process, bonus program (which is linked to performance ratings) and equity linked directly to performance. In addition, the Compensation Committee believes in a pay-for-performance approach to executive compensation that aligns executive compensation with stockholder interests. This means that a significant portion of an executive's compensation is at risk and will vary from targeted compensation opportunity based upon the level of achievement of specified performance objective and stock price performance. We emphasize equity-based long-term incentives to ensure that our executives are focused on longer term operating and stock price performance in addition to shorter term goals. The targeted value for long-term incentive awards for the NEOs is approximately twice the targeted value of their annual incentive awards. Of the targeted total direct compensation for fiscal 2017, 69% of the NEO's compensation was at risk or tied to changes in stock price or pre-determined performance objectives.


Base Salary (31%)
Long-Term Equity Incentive (46%)
"AT RISK" TARGETED COMPENSATION (69%)
Short-Term Cash Incentive (23%)

FISCAL YEAR 2017 COMPENSATION

During fiscal 2017, our NEO compensation program included four components: base salary, annual cash incentive plan, long-term incentive equity grants and other compensation, including employee benefits generally available to all of our employees. In addition, during fiscal 2017, supplemental and retention bonuses and equity grants were provided to certain NEOs. As in the past, our CEO, Mr. Kartsotis, refused all forms of compensation. Each component is described in detail below.

Base Salary

Annually, the CEO reviews and recommends to the Compensation Committee individual salaries for the NEOs. To determine individual salaries, the Compensation Committee may consider the scope of job responsibilities, individual performance and contributions, as well as our overall performance and annual budget guidelines for merit increases. The Compensation Committee's objective is to award base compensation levels for each NEO around the median for the comparable position within our industry peer group based upon market data. However, salaries may be set higher when considered necessary to attract or retain key executives. Base salaries are reviewed annually and adjustments to salaries are made in the first quarter of each fiscal year during our performance review process.

For fiscal 2017, based on an analysis of our peer group companies, comparative, competitive compensation packages and our fiscal 2016 operating performance, merit increases were not granted for any of the NEOs. In October 2017, a special retentive base salary

2018 PROXY STATEMENT 33

increase of 16.7% was approved for Mr. McKelvey, who is an integral part of our ongoing Connected Devices initiatives. The following table shows the base salary for each NEO, except Mr. Boyer who was hired as the CFO in October 2017, at the start of the fiscal year and at the end of the fiscal year as well as the percentage change.

NAME	START OF YEAR ANNUAL SALARY RATE	INCREASE 5	EFFECTIVE DATE OF INCREASE	END OF YEAR SALARY RATE
Kartsotis	$0.00	0.0%	n/a	$0.00
Secor	$600,000	0.0%	n/a	$600,000
Hart	$630,000	0.0%	n/a	$630,000
McKelvey	$600,000	16.7%	October 1, 2017	$700,000
White	$680,000	0.0%	n/a	$680,000

In October 2017, Mr. Boyer was hired as our CFO, and the Compensation Committee set his base salary at $650,000.

Annual Incentive Plan

The Cash Incentive Plan was approved by stockholders at our Annual Meeting of Stockholders in May 2015. The Cash Incentive Plan is a performance based annual cash incentive plan that links cash incentive awards to achieving pre-established performance goals. For fiscal 2017, the Compensation Committee set the performance metrics used to determine cash incentive awards to a combination of individual performance rating, company financial metrics and operational goals, which generally are the metrics used for all eligible employees. The Compensation Committee believes that using these three performance metrics aligns bonus opportunities with the priorities of the Company and ultimately long-term value creation for the Company's stockholders.

For fiscal 2017, each NEO was eligible for a bonus opportunity under the Cash Incentive Plan based on his performance rating for fiscal 2017 performance. The "Performance Rating Percentage" bonus opportunity ranged from 0% to 100% as follows:

NEO INDIVIDUAL PERFORMANCE RATING	PERFORMANCE RATING PERCENTAGE
Needs Improvement	0%
Meets Expectations	40%
Exceeds Expectations	75%
Outstanding	100%

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EXECUTIVE COMPENSATION

Once the Performance Rating Percentage is determined, the actual cash incentive amounts are paid out based on the extent to which our financial goals and operational goals are achieved. For fiscal 2017, the financial goals were weighted 75% and operational goals were weighted 25%.

PERFORMANCE METRIC	DESCRIPTION
Operating Income	Target of $109M
Net Sales	Target of $3,033M
NWF Operating Income Benefit	Target of $69M
Strategic Priorities	Implementing NWF Operating Model and Building Capability for the Future

Targets are pre-approved by the Compensation Committee in our first fiscal quarter and include targets for threshold, target, and maximum payouts. The threshold payout level for our operating income must be achieved in order for a payout to be measured for net sales. The achievement of NWF Operating Income Benefit and strategic priorities is determined independently of our operating income and net sales. When setting these targets, key considerations include:

- Restructure charges have been excluded from operating income and incorporated into its own goal of NWF Operating Income Benefit
- Exchange rate movements will be normalized when measuring performance against targets
- Operating income ranges are aligned with net sales
- Payout levels have a smooth distribution and become more challenging to achieve and thus more generous above the target level

Target payouts for each metric are listed below:

PERFORMANCE METRIC	THRESHOLD* PERFORMANCE	THRESHOLD* PAYOUT	TARGET PERFORMANCE	TARGET PAYOUT	MAXIMUM* PERFORMANCE	MAXIMUM* PAYOUT
Operating Income	46%	10%	100%	100%	121%	150%
Net Sales	94%	10%	100%	100%	168%	150%
NWF Operating Income Benefit	88%	50%	100%	100%	116%	150%
Strategic Priorities	Meets	50%	Exceeds	100%	Outstanding	150%

** As a percent of target*

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The calculation of bonus amounts described above can be summarized by the following formula:

Base Salary × **Performance Rating %** × **Company Achievement %**

=

BONUS AMOUNT

The Compensation Committee approves the specific payments to the NEOs under the Cash Incentive Plan. The Compensation Committee also retains discretion to reduce bonus compensation or recommend additional cash bonuses during the year based on factors such as promotions and business segment, department, individual or overall company performance.

In fiscal year 2017, the Company did not achieve the minimum threshold based on our operating income results, therefore operating income and net sales results were not considered for payout. NWF Operating Income Benefit was achieved at 125% of target and strategic priorities were achieved at 150% of target. The calculation for company achievement is the sum of weighting times achievement for each metric and for 2017 is:

25% x 0% + **25% x 0%** + **25% x 125%** + **25% x 150%**

=

68.75% Company Achievement

Based on the foregoing, the Compensation Committee approved the following cash bonus payments under the Cash Incentive Plan for fiscal 2017 performance:

NAME (1)	BASE SALARY	PERFORMANCE RATING PERCENTAGE	COMPANY ACHIEVEMENT	TOTAL BONUS AMOUNT
Kartsotis	$0.00	--	68.75%	$0.00
Secor	$600,000	75%	68.75%	$309,375
Hart	$630,000	100%	68.75%	$433,125
McKelvey	$700,000	75%	68.75%	$360,938
White	$680,000	40%	68.75%	$187,000

(1) Mr. Boyer did not participate in the Cash Incentive Plan for fiscal 2017. He was guaranteed a payout as part of his new hire compensation package and received $335,156.

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EXECUTIVE COMPENSATION

Long-Term Incentive Plan

We believe that substantial equity ownership and equity awards encourage management to take actions favorable to the medium and long-term interests of the Company and its stockholders and align their interests with the interests of the Company and its stockholders. We believe that including equity awards in the compensation program serves our longer term goals, including management retention, because the value of equity is realized over several years. Accordingly, equity based compensation constitutes a significant portion of the overall compensation of the NEOs.

For fiscal 2017, the Compensation Committee approved a target of 150% of the NEOs adjusted base salary following their annual performance review for long-term incentive grants. In addition, the Compensation Committee approved the mix of awards to be 75% in restricted stock units which vest ratably over three years and 25% in performance shares that vest on the three-year anniversary of the date of grant based on the achievement of the performance measures over the three-year measurement period and continued employment with the Company. This guideline was recommended and approved based on external benchmarking against our industry peer group, competitive pay practices and to further align NEO compensation with stockholder interests. The Compensation Committee makes the ultimate determination regarding these grants and can increase or decrease the recommended awards in its subjective discretion. Based on the foregoing, the Compensation Committee approved the following annual equity awards which were granted on April 15, 2017:

NAME (1)	ANNUAL EQUITY AWARD ($)	RSUs ($) (75%)	PSUs ($) (25%)	RSU SHARES	PSU SHARES
Kartsotis	$0.00	$0.00	$0.00	—	—
Secor (2)	$900,000	$675,000	$225,000	40,389	13,463
Hart	$945,000	$708,750	$236,250	42,409	14,137
McKelvey (3)	$900,000	$675,000	$225,000	40,389	13,463
White	$1,020,000	$765,000	$255,000	45,775	15,259

As discussed above, Mr. Boyer received an equity sign-on grant in the amount of $1,950,000 on January 15, 2018 as part of his new hire compensation package, agreed to in October 2017. The makeup of such equity grant was 100% RSUs and vests pro-rata over three years.

Performance Restricted Stock Units

PSU grants were designed to reward executives for generating sales and managing controllable costs. In addition, these grants ensure management is focused on long-term strategic performance goals and maximizes retention. PSUs are earned based on two independent metrics: sales growth and operating margin rate. Vesting is determined based on the Company's performance over a three year measurement period (3 year cliff) relative to its peer group. The payout range enables executives to receive a variable award based on performance compared to peers. Final distribution of the performance share awards could range from 0% to 150% of the performance shares originally granted depending on our relative performance during the measurement period. For the 2017 performance share grants, the three-year performance period ends on April 15, 2020.

A specified percentage of the performance shares between 10% and 100% will vest at the end of the three-year performance period if the Company ranks between 25% and 100% of its peer group based on sales growth (defined as the difference in a company's net sales at the beginning of the performance period until the end of the performance period) calculated during the performance period summarized as follows:

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PEER GROUP PERCENTILE RANK	SALES GROWTH COMPONENT PAYOUT
100%	100%
50%	50%
25%	10%
< 25%	0%

An additional 50% of the performance shares will vest at the end of the performance period if the Company ranks at least 68.75% of its peer group based on operating margin rate (calculated by dividing operating income for the performance period by net sales for the performance period) during the three-year period summarized as follows:

PEER GROUP PERCENTILE RANK	OPERATING INCOME MARGIN COMPONENT PAYOUT
> or = 68.75%	50%
< 68.75%	0%

If the Company does not meet the minimum percentile rankings, then the performance shares will be forfeited at the end of the performance period. The peer group is the same as the peer group used by the Compensation Committee for fiscal 2017 compensation benchmarking purposes.

2015 – 2017 Performance Grant

Based on recent financial results, the Company's ranking against our peer group for sales growth and operating margin rate was below the payout thresholds. Therefore, no PSUs vested for the 2015-17 grants.

Supplemental Retention Awards

In addition to the compensation described above, a supplemental retention bonus and equity grant was given to each NEO (other than Mr. Kartsotis) to acknowledge current and future contributions towards our NWF initiative, motivate NEOs during our current restructuring and to maximize engagement and retention. The retention bonus is subject to repayment upon employment termination prior to the one year anniversary of the bonus payout date. This bonus was paid out at 65% of Cash Incentive Plan target, prior to Mr. McKelvey's target bonus increase. The equity grant was awarded at 100% of base salary in RSUs that will vest 50% on each of the second and third anniversaries of the date of grant.

In October, 2017, Mr. McKelvey also received a separate retention equity award consisting of RSUs. Half of the RSUs cliff vest at the end of three years, and the other half of the RSUs vest ratably over three years. Mr. McKelvey is essential to the Company's long-term success, and this retention grant was intended to encourage his retention during this critical time.

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EXECUTIVE COMPENSATION

Based on the foregoing, the following cash and equity awards were granted to the NEOs in March and April 2017:

NAME	CASH BONUS	EQUITY AWARD ($)	RSUs
Kartsotis	$0.00	$0.00	—
Secor (supplemental)	$292,500	$600,000	35,902
Hart (supplemental)	$307,125	$630,000	37,697
McKelvey (supplemental) (retention)	$292,500 0	$600,000 $2,000,000	35,902 234,602
White (supplemental)	$331,500	$680,000	40,689

Other Compensation and Benefit Elements

Benefit programs are generally egalitarian. Our NEOs are eligible for the same health and welfare benefit programs as our U.S. employees, including our qualified defined contribution 401(k) plan. Our NEOs may also participate in a deferred compensation plan. Only Mr. McKelvey chose to contribute to this plan in fiscal 2017. In addition, our NEOs receive the following perquisites:

- Financial advisory services up to $15,000
- An annual wellness benefit
- Employer-paid guaranteed Universal Life Insurance
- Employer-paid Supplemental Long-Term Disability Insurance

COMPENSATION DECISION MAKING PROCESS

Roles and Responsibilities

The Compensation Committee

The Compensation Committee is appointed by the Board to exercise the Board's authority to compensate the executive management team and administer our stock based and incentive compensation plans. The Compensation Committee typically meets in separate sessions at least on a quarterly basis. In addition, the Compensation Committee sometimes schedules special meetings or non-meeting "work sessions," either by telephone or in person, as necessary to fulfill its duties. Meeting agendas are established by the chairperson after consultation with other members of the Compensation Committee, our Executive Vice President of Human Resources (the "EVP of HR"), and Mr. Kartsotis, our CEO. During fiscal 2017, the Compensation Committee was comprised of Mr. Skinner and Mses. Agather, Neal and Ragusa until April 2017 when Mr. Nealon joined the Compensation Committee. Following the retirement of Mses. Agather and Ragusa from our board of directors in May 2017, our Compensation Committee has been comprised of Mr. Skinner, who serves as the chairperson, Ms. Neal and Mr. Nealon. The Compensation Committee's full responsibilities with respect to our compensation practices are set forth in its charter.

The Compensation Consultant

The Compensation Committee engaged Korn Ferry Hay Group ("KFHG") to assist them and management in reviewing and determining appropriate, competitive compensation for our executive officers for fiscal 2017. KFHG reviewed the design and competitiveness of the Company's executive compensation programs. KFHG has continued to provide to us, at our request, benchmarking, best practices and other data relevant to our compensation programs and changes thereto. In fiscal 2017,

2018 PROXY STATEMENT 39

KFHG did not provide any other services to us. The Compensation Committee determined that the work of KFHG did not raise any conflicts of interest in fiscal 2017. In making this assessment, the Compensation Committee considered the independence factors enumerated in Rule 10C-1(b) under the Exchange Act, including the fact that KFHG does not provide any other services to the Company, the level of fees received from the Company as a percentage of KFHG's total revenue, policies and procedures employed by KFHG to prevent conflicts of interest, and whether the individual KFHG advisers to the Compensation Committee own any stock of the Company or have any business or personal relationships with members of the Compensation Committee or our executive officers.

Company Executives

Our CEO, other members of management (particularly the EVP of HR), and Compensation Committee members regularly discuss our compensation issues and the performance and retention of our NEOs. Mr. Kartsotis with the assistance of the EVP of HR, typically recommends to the Compensation Committee for its review, modification and approval the annual base salary, bonus and equity awards (if any) for the other members of the executive management team. The Compensation Committee would typically establish the base salary, bonus and equity incentive awards for the CEO, Mr. Kartsotis, however, Mr. Kartsotis refuses all forms of compensation. Certain members of the executive management team and other employees regularly attend portions of Compensation Committee meetings in order to provide information and recommendations to the Compensation Committee as requested, although the Compensation Committee meets in executive session with only Compensation Committee members present when it deems appropriate.

Peer Group

Attracting, retaining, and motivating top talent is critical to drive company success. Each year we review our peer group to ensure total compensation components, design and practices are competitive with similar companies. The following was considered when determining our Peer Group:

- companies who we compete against for attracting and retaining talent
- industry, product category, geography and operational complexity
- financials such as market capitalization and/or revenue size
- the opinion of proxy advisory firms such as ISS and Glass Lewis
- similar Industry GICS (Global Industry Classification Standard) as the Company
- our compensation consultants feedback and comments on recommendations

As a result, for fiscal 2017, we removed four companies that were outsized compared to us in terms of marketcap and revenue. We replaced them with four companies that are more in line with our financial size. The peer group consists of the following 15 companies:

Abercrombie & Fitch Co.	Columbia Sportswear Company	Ralph Lauren Corporation
American Eagle Outfitters, Inc.	Deckers Outdoor Corporation	Under Armour, Inc.
Ascena Retail Group, Inc.	Guess?, Inc.	Urban Outfitters Inc.
Chicos FAS, Inc.	Michael Kors Holdings Limited	VF Corporation
Coach, Inc. (Tapestry)	PVH Corp.	Wolverine World Wide, Inc.

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EXECUTIVE COMPENSATION

The Compensation Department, with the assistance of KFHG, obtains relevant data for each company from that company's SEC filings or as otherwise available. In addition, the Compensation Department utilizes executive compensation surveys to benchmark comparable positions. The data reviewed by the Compensation Committee in setting fiscal 2017 compensation included compensation information for each of the named executive officers identified by each company as well as each company's financial performance data. From this company specific information as well as the surveys reviewed, our EVP of HR presented the data to the Compensation Committee by each compensation element. This data provided visibility into how the compensation of each of our NEOs compared to the peer group counterpart with respect to each compensation component and total compensation. The Compensation Committee evaluated base salaries, target bonuses, actual bonuses, equity awards and any other incentive programs for which we could obtain data. The Compensation Committee did not assign any particular weights or formulas to the individual elements of compensation at peer companies or shown in the surveys. Rather, the Compensation Committee evaluated the compensation of each of the NEOs in light of the totality of the information reviewed for their peers.

ADDITIONAL INFORMATION

Risk Assessment

Although substantial portions of our compensation program are performance-based, we do not believe that the risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on our company. In making this determination, our EVP of HR and our Compensation Committee evaluated the risk profile of the Company's compensation programs and policies. In performing this evaluation, the EVP of HR and the Compensation Committee looked at each element of compensation and the associated risks and mitigating factors for each element of compensation. Specifically, the evaluation included the mix of short-term and long-term incentive compensation, extended vesting periods for long-term equity awards, the mix of corporate and specific business unit measures used in assessing performance, the use of multiple performance review criteria, the Compensation Committee's discretion in making individual awards and caps on individual compensation awards.

Stock Ownership, Clawback Policy and Anti-Hedging Trading Policies

To further reinforce the long-term alignment of executive interests with stockholders, we maintain policies that require executives to accumulate and hold substantial amounts of our Common Stock, and we prohibit executives from hedging the risk of such ownership. Pledging of shares as collateral is also prohibited without approval of our Lead Director and General Counsel. We also maintain a clawback policy that enables the recapture of previously paid cash and equity incentive compensation in certain circumstances involving a financial restatement.

Stock Ownership Guidelines

In January 2016, stock ownership guidelines were implemented for the NEOs. Guidelines apply to all grants made on or after January 1, 2016. There is no required date to achieve the guideline, but executives must retain 50% of net shares acquired of company stock, upon vesting or exercise, until the guideline is met. As of January 2018, all NEOs were in compliance with the guidelines.

POSITION	BASE SALARY MULTIPLE
Chief Executive Officer	Six Times
Other Executive Officers	Two Times

Executive Employment Contracts

While we do not have employment contracts for our NEOs, they are eligible for severance benefits that provide a reasonable range of income protection in the event employment is terminated without cause or following a change in control. These benefits

2018 PROXY STATEMENT 41

have been put into place to support our executive retention goals and encourage their independence and objectivity in considering potential change in control transactions. and we had designed our plans in a manner intended to allow us to utilize this performance-based exception. As a result of the elimination of the performance-based compensation exception enacted at the end of 2017, subject to certain “grandfathering” transition rules, the Company will no longer be permitted to take deductions for performance-based compensation. Therefore, we anticipate that future compensation decisions will not be made with as much, if any, focus on the application of Section 162(m). For fiscal 2017, the Compensation Committee factored in the potential loss of deductibility during the pay setting approval process. Impact of Accounting and Tax Treatment We attempt to ensure that both cash and equity components of total compensation are tax deductible, to the maximum extent possible and applicable, by the use of stockholder approved plans that are intended to comply, to the extent practicable, with Section 162(m) of the Internal Revenue Code. In fiscal 2015, upon recommendation of the Compensation Committee, the Board adopted, and our stockholders approved, the Cash Incentive Plan, which formalized our annual cash incentive award program and made it compliant with Section 162(m) of the Code. Further, in determining our variable compensation programs, we consider other tax and accounting implications of particular forms of compensation, such as the implications of Section 409A of the Code governing deferred compensation arrangements and favorable accounting treatment afforded certain equity based plans that are settled in shares. Although we consider the tax and accounting consequences of our compensation programs, the forms of compensation we utilize are determined primarily by their effectiveness in creating maximum alignment with our key strategic objectives and the interests of our shareholders. Section 162(m) of the Code generally imposes a limit of $1,000,000 on the amount that we may deduct for federal income tax purposes in any one year for compensation paid to our NEOs. Historically, this deduction limitation did not apply to compensation that was “performance-based” within the meaning of Section 162(m), C OM PE N S AT I ON C OM M I T T E E R E P OR T The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the members of management of the Company, and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement. COMPENSATION COMMITTEE Diane L. Neal Thomas M. Nealon James M. Skinner, Chairperson 42 W W W . FO S S I L G R O U P .C O M

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2017, the Compensation Committee was comprised of Mr. Skinner and Mses. Agather, Neal and Ragusa, and, beginning in April 2017, Mr. Nealon, until May 2017 when Mses. Agather and Ragusa retired from our board of directors. Since the retirement of Mses. Agather and Ragusa in May 2017, our Compensation Committee has been comprised of Mr. Skinner, Ms. Neal and Mr. Nealon. During fiscal 2017, no member of the Compensation Committee was or had been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

2018 PROXY STATEMENT 43

FISCAL 2017, 2016 AND 2015 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our Named Executive Officers during fiscal years 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)
Kosta N. Kartsotis(6) *Chief Executive Officer and Director*	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jeffrey N. Boyer(7) *Executive Vice President, Chief Financial Officer and Treasurer*	2017	125,000	1,835,156(8)	-0-(9)	-0-	-0-	-0-	-0-	1,960,156
Dennis R. Secor (10) *Former Executive Vice President, Chief Financial Officer*	2017	600,000	292,500	1,500,014	-0-	309,375	-0-	30,137(11)	2,732,026
	2016	597,115	86,250	388,249	225,042	90,000	-0-	32,260	1,418,916
	2015	593,269	-0-	2,978,099	492,753	129,375	-0-	20,802	4,214,298
Darren E. Hart *Executive Vice President, HR*	2017	630,000	307,125	1,575,036	-0-	433,125	-0-	20,566(12)	2,965,852
	2016	627,115	121,000	407,679	236,285	126,000	-0-	13,331	1,531,410
	2015	623,654	-0-	1,694,243	264,698	181,500	-0-	14,034	2,778,129
Greg McKelvey(13) *Executive Vice President, Chief Strategy and Digital Officer*	2017	623,077	292,500	3,500,020	-0-	360,938	49,830	-0-	4,826,365
	2016	-	-	-	-	-		-	-
	2015	589,423	-0-	3,005,051	501,748	172,500	-0-	-0-	4,268,722
John A. White *Executive Vice President and Chief Operating Officer*	2017	680,000	331,500	1,700,046	-0-	187,000	-0-	14,515(14)	2,913,061
	2016	677,115	98,250	440,054	255,045	102,000	-0-	11,982	1,584,446
	2015	676,346	-0-	1,729,217	276,337	147,375	-0-	10,155	2,839,430

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EXECUTIVE COMPENSATION (1) The Company had one extra payroll date occur in fiscal 2015. (2) Discretionary bonuses paid for retention purposes, except as noted below. (3) The amounts shown were not actually paid to the Named Executive Officers. Rather, as required by the rules of the SEC, the amounts represent the aggregate grant date fair value of restricted stock units and performance shares awarded to each of them in fiscal years 2015, 2016 and 2017. These values were determined in accordance with FASB ASC Topic 718. The grant date fair value of the performance share awards is based on our estimate on the grant date of the probable outcome of meeting the performance conditions of these awards. The aggregate grant date fair value of the restricted stock units and performance share units is equal to the midpoint between the high and low sales prices of our Common Stock on the date of grant multiplied by the number of shares granted. The following are the aggregate grant date fair values of the 2017 performance share awards assuming we meet the highest level of the performance conditions of these awards as described in footnote (2) to the Fiscal 2017 Grants of Plan-Based Awards Table: Mr. Secor $337,509, Mr. Hart $354,405, Mr. McKelvey $337,509 and Mr. White $382,532. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture. See also Fiscal 2017 Grants of Plan-Based Awards Table. (4) Consists of awards of stock appreciation rights granted pursuant to the 2016 Incentive Plan. The amounts shown were not actually paid to the Named Executive Officers. Rather, as required by the rules of the SEC, the amounts represent the aggregate grant date fair value of the stock appreciation rights awarded to each of them in fiscal years 2015 and 2016. These values were determined in accordance with FASB ASC Topic 718. See Note 15, Employee Benefit Plans, under the subheading entitled “Stock Options, Stock Appreciation Rights and Performance Stock Appreciation Rights” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2017 for the assumptions used in determining the aggregate grant date fair value of these awards. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture. (5) The amounts shown were earned in the fiscal year listed, but paid in the first quarter of the following fiscal year. (6) Mr. Kartsotis refused all forms of compensation for fiscal years 2015, 2016 and 2017. Mr. Kartsotis is one of the initial investors in the Company and expressed his belief that his primary compensation is met through stock price growth. (7) Mr. Boyer was appointed Executive Vice President, Chief Financial Officer and Treasurer effective October 16, 2017. (8) Includes a $1,500,000 new hire sign on bonus and a $335,156 guaranteed bonus payout in the first quarter of 2018 in lieu of his participation in our Cash Incentive Plan. (9) Please see Fiscal 2017 Director Compensation table for Mr. Boyer’s stock award while serving as a director of the Company. (10) Mr. Secor served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer until October 16, 2017, at which time his title changed to Executive Vice-President, Finance. (11) This amount represents annual wellness benefits, financial advisory services, the Company’s contributions to Mr. Secor’s account under its 401(k) plan and Company-paid life insurance premiums. (12) This amount represents annual wellness benefits, financial advisory services, the Company’s contributions to Mr. Hart’s account under its 401(k) plan and Company-paid life insurance premiums. (13) Mr. McKelvey was not a Named Executive Officer for 2016. (14) This amount represents annual wellness benefits, financial advisory services, the Company’s contributions to Mr. White’s account under its 401(k) plan and Company-paid life insurance premiums. 2018 PROXY STATEMENT 45

FISCAL 2017 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information regarding plan-based awards granted during fiscal 2017 to the NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards
Name	**Grant Date**	**Threshold (4) ($)**	**Target(5) ($)**	**Maximum(6) ($)**	**Threshold (#)**	**Target (#)**	**Maximum (#)**	**(#)**	**($)**
Kosta N. Kartsotis(7)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	-0-	N/A
Jeff Boyer(8)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	-0-(9)	N/A
Dennis R. Secor	4/15/2017	43,200	450,000	900,000	1,346	13,463	20,195	 40,389 35,902(10)	225,000 675,001 600,012
Darren E. Hart	4/15/2017	45,360	472,500	945,000	1,414	14,137	21,206	 42,409 37,697(10)	236,265 708,760 630,011
Greg McKelvey	4/15/2017 10/15/2017	50,400	525,000	1,050,000	1,346	13,463	20,195	 40,389 35,902(10) 117,301 117,301(11)	225,000 675,001 600,012 1,000,003 1,000,003
John A. White	4/15/2017	48,960	510,000	1,020,000	1,526	15,259	22,889	 45,775 40,689(10)	255,016 765,015 680,015

46 WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION (1) The amounts shown were not actually paid to the Named Executive Officers. Rather, the amounts shown reflect potential payments under the Cash Incentive Plan. Actual payment amounts are shown in the “Fiscal 2017, 2016 and 2015 Summary Compensation Table” above in the column “Non-Equity Incentive Plan Compensation.” (2) The amounts shown are potential payments of performance share awards to the Named Executive Officers. Final payments of these awards can range from 0% to 150% of the shares originally granted, depending on our performance during the applicable measurement period. (3) Consists of restricted stock units awarded pursuant to the 2016 Incentive Plan. Except as noted, these awards vest one-third each year over three years following the grant date. (4) Threshold payments assume that (i) the executive received a “meets expectations” performance rating (40% award), (ii) the Company achieved operating income and net sales levels at the threshold payout levels (10% award), (iii) the Company achieved NWF operating income benefit at the threshold payment level (50% award) and (iv) the achievement of strategic priorities by the Company is rated “meets expectations” (50% award). Cash incentive awards are paid if the executive’s performance rating is a “meets expectations,” “exceeds expectations” or “outstanding” and either (i) the operating income and net sales targets or (ii) the NWF operating income benefit or the strategic priorities are at least at the threshold payout level. We consider “meets expectations” to be the threshold performance rating. (5) Target payments assume that (i) the executive received an “exceeds expectations” performance rating (75% award), (ii) the Company achieved operating income and net sales levels at the target levels (100% award), (iii) the Company achieved NWF operating income benefit at the target payout level (100% award) and (iv) the achievement of strategic priorities by the Company is rated “exceeds expectations” (100% award). We consider “exceeds expectations” to be the target performance rating and the target strategic priorities rating. (6) Maximum payments assume that (i) the executive received an “outstanding” performance rating (100% award), (ii) the Company achieved operating income and net sales levels at the maximum payout level (150% award), (iii) the Company achieved NWF operating income benefit at the maximum payout level (150% award) and (iv) the achievement of strategic priorities by the Company is rated “outstanding” (150% award). We consider “outstanding” to be the maximum performance rating and the maximum strategic priorities rating. (7) Mr. Kartsotis refused all forms of compensation for fiscal years 2015, 2016 and 2017. Mr. Kartsotis is one of the initial investors in the Company and expressed his belief that his primary compensation is met by through stock price growth. (8) Mr. Boyer resigned from our Board of Directors to become our Executive Vice President, Chief Financial Officer and Treasurer effective October 16, 2017. Mr. Boyer did not participate in the Cash Incentive Plan for fiscal 2017. He was guaranteed a payout as part of his new hire compensation package and received $335,156. (9) Please see Fiscal 2017 Director Compensation table for Mr. Boyer’s stock award while serving as a director of the Company. (10) Vests one-half on the second and third anniversary of the grant date. (11) Vests in full on the third anniversary of the grant date. 2018 PROXY STATEMENT 47

P E R Q U I S I T E S The NEOs do not receive any perquisites or personal benefits other than a financial advisory services benefit up to $15,000, an annual wellness benefit, 401(k) Company matching contributions and Company paid life insurance premiums. All of our employees, including our NEOs, receive discounts on our products. E M P L O Y M E N T A G R E E M E N T S We are not a party to any employment agreements with any of our NEOs. We believe that employment agreements are not currently necessary in order to attract and retain talented personnel. However, due to the ever-changing marketplace in which we compete for talent, this practice is reviewed annually by the Compensation Committee to help ensure that we remain competitive in our industry and the Compensation Committee may determine that such arrangements are in our best interest in the future. O U T S T A N D I N G E Q U I T Y A W A R D S A T 2 0 1 7 F I S C A L Y E A R - E N D T A B L E The following table provides information about the number of outstanding equity awards held by our NEOs at fiscal year-end 2017. The table also includes, where applicable, the value of these awards based on the closing price of our Common Stock on the Nasdaq on December 29, 2017, which was $7.77 per share. All awards vest one third each year over three years following the grant date, except as otherwise noted. Incentive Plan Market or of Unearned Rights that Vested ($) (1) (2) (3) Consists of stock appreciation rights issued pursuant to the 2008 Incentive Plan and 2016 Incentive Plan. Consists of restricted stock units issued pursuant to the 2008 Incentive Plan and 2016 Incentive Plan. Mr. Kartsotis refused all forms of compensation for fiscal years 2015, 2016 and 2017. Mr. Kartsotis is one of the initial investors in the Company and expressed his belief that his primary compensation is met through stock price growth. These performance shares were granted on December 22, 2015 and will vest, if at all, one-third each year over three years following the grant date. Vesting is subject to satisfaction of the applicable performance criteria and is generally subject to the recipient’s continued employment through that date. As required by the SEC’s disclosure rules, the number of performance shares shown assumes that target levels of performance (100%) will be achieved. The Compensation Committee will determine the actual levels of performance achieved within 60 days of the vesting date. These performance shares were granted on March 15, 2016 and will vest, if at all, on March 15, 2019. Vesting is subject to satisfaction of the applicable performance criteria and is generally subject to the recipient’s continued employment through that date. As required by the SEC’s disclosure rules, the number of performance shares shown assumes that target levels of performance (100%) will be achieved. The Compensation Committee will determine the actual levels of performance achieved within 60 days of the vesting date. These performance shares were granted on April 15, 2017 and will vest, if at all, on April 15, 2020. Vesting is subject to satisfaction of the applicable performance criteria and is generally subject to the recipient’s continued employment through that date. As required by the SEC’s disclosure rules, the number of performance shares shown assumes that target levels of performance (100%) will be achieved. The Compensation Committee will determine the actual levels of performance achieved within 60 days of the vesting date. Vests one-half in each of 2019 and 2020 on the anniversary of the grant date. Vests in full on the third anniversary of the grant date. (4) (5) (6) (7) (8) 48 WWW.FOSSILGROUP.COM Option Awards(1) Stock Awards Name Grant Date Number of Securities Underlying Unexercised Options (#) Exercisable Number of Securities Underlying Unexercised Options (#) Unexercisable Option Exercise Price ($) Option Expiration Date Number of Shares or Units of Stock That Have Not Vested (#)(2) Market Value of Shares or Units of Stock that Have Not Vested ($) Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) Equity Awards: Payout Value Shares, Units or Other Have Not Kosta N. Kartsotis(3) N/A — — N/A N/A — — — — Jeff Boyer 5/24/2017 — — — — 10,655 82,789 — — Dennis R. Secor 1/15/2013 3/15/2014 3/15/2015 11/24/2015 12/22/2015 3/15/2016 4/15/2017 4/15/2017 6,310 11,469 6,851 — 14,493 5,878 — — — 3,424 — 7,247 11,756 — — 101.64 113.04 80.22 — 36.73 47.99 — — 1/15/2021 3/15/2022 3/15/2023 — 12/22/2023 3/15/2024 — — — — 2,016 8,871 9,076 6,252 40,389 35,902(7) — — 15,664 68,928 70,521 48,578 313,823 278,959 — — — — 2,269(4) 4,689(5) 13,463(6) — — — — — 17,630 36,434 104,608 — Darren E. Hart 7/15/2011 3/15/2012 3/15/2013 3/15/2014 3/15/2015 11/24/2015 3/15/2016 4/15/2017 4/15/2017 5,343 4,945 4,614 12,179 7,475 — 6,172 — — — — — — 3,737 — 12,343 — — 128.29 127.84 106.40 113.04 80.22 — 47.99 — — 7/15/2019 3/15/2020 3/15/2021 3/15/2022 3/15/2023 — 3/15/2024 — — — — — — 2,199 7,984 6,564 42,409 37,697(7) — — — — 17,086 62,036 51,002 329,518 292,206 — — — — — — 4,924(5) 14,137(6) — — — — — — — 38,259 109,844 — Greg McKelvey 4/15/2013 3/15/2014 3/15/2015 11/24/2015 12/22/2015 3/15/2016 4/15/2017 4/15/2017 10/15/2017 10/15/2017 2,499 2,725 7,105 — 1,609 5,878 — — — — — — 3,551 — 20,131 11,756 — — — — 95.91 113.04 80.22 — 36.73 47.99 — — — — 4/15/2021 3/15/2022 3/15/2023 — 12/22/2023 3/15/2024 — — — — — — 2,091 8,871 9,076 6,252 40,389 35,902(7) 117,301 117,301(8) — — 16,247 68,928 70,521 48,578 313,823 278,959 911,429 911,429 — — — — 2,269(4) 4,689(5) 13,463(6) — — — — — — 17,630 36,434 104,608 — — — John A. White 10/15/2012 3/15/2013 3/15/2014 3/15/2015 11/24/2015 3/15/2016 4/15/2017 4/15/2017 4,958 1,223 6,828 7,804 — 6,662 — — — — — 3,901 — 13,323 — — 83.83 106.40 113.04 80.22 — 47.99 — — 10/15/2020 3/15/2021 3/15/2022 3/15/2023 — 3/15/2024 — — — — — 2,296 7,984 7,086 45,775 40,689(7) — — — 17,840 62,036 55,058 355,672 316,154 — — — — — 5,315(5) 15,259(6) — — — — — — 41,298 118,562 —

E X E C U T I V E C OM PE N S AT I ON 2 0 1 6 I N C E N T I V E P L A N Pursuant to the 2016 Plan, the Compensation Committee awards a combination of restricted stock units, stock appreciation rights and performance shares. Stock appreciation rights are granted at a specified strike price set forth in the applicable award agreement, which is generally the mean of the highest and lowest sales price of our Common Stock on the date of grant of the award or on the last preceding trading date if no sales are made on the date of grant. Restricted stock units, stock appreciation rights and performance shares are awarded subject to such terms and conditions as established by the Compensation Committee, including vesting periods. Pursuant to awards granted to our NEOs under the 2016 Plan, unvested restricted stock units, stock appreciation rights and performance shares will become fully exercisable or vested upon a change in control or death and will terminate upon any other termination of employment, except as provided under the Executive Severance Agreements. See “Post-Termination Compensation” below for a definition of change in control and a discussion of the vesting terms under the Executive Severance Agreements. The Compensation Committee is responsible for the administration of the 2016 Plan. The 2016 Plan provides that the Compensation Committee may make certain adjustments to the exercise price and number of shares subject to awards in the event of a dividend or other distribution, recapitalization, stock split, reorganization, merger or certain other corporate transactions. Subject to certain limitations, the Compensation Committee is authorized to amend the 2016 Plan as it deems necessary, but no amendment may adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. 2 0 0 8 I N C E N T I V E P L A N Prior to the adoption of the 2016 Plan, the Compensation Committee awarded restricted stock units, stock appreciation rights and performance shares pursuant to the 2008 Plan. Stock appreciation rights were granted at a specified strike price set forth in the applicable award agreement, which was generally the mean of the highest and lowest sales price of our Common Stock on the date of grant of the award or on the last preceding trading date if no sales were made on the date of grant. Restricted stock units, stock appreciation rights and performance shares were awarded subject to such terms and conditions as established by the Compensation Committee, including vesting periods. Pursuant to awards granted to our NEOs under the 2008 Plan, unvested restricted stock units, stock appreciation rights and performance shares will become fully exercisable or vested upon a change in control or death and will terminate upon any other termination of employment, except as provided under the Executive Severance Agreements. See “Post-Termination Compensation” below for a definition of change in control and a discussion of the vesting terms under the Executive Severance Agreements. The 2008 Plan was terminated on May 25, 2016. However, the termination of the 2008 Plan did not impair outstanding awards which continued in accordance with their original terms. 2 0 0 4 I N C E N T I V E P L A N Prior to adoption of the 2008 Plan, the Compensation Committee awarded restricted stock units and stock appreciation rights pursuant to the Company’s 2004 Incentive Plan (the “2004 Plan”). Stock appreciation rights were granted at a specified strike price set forth in the applicable award agreement, which was generally the mean of the highest and lowest sales price of our Common Stock on the date of grant of the award or on the last preceding trading date if no sales were made on the date of grant. Restricted stock units and stock appreciation rights were awarded subject to such terms and conditions as established by the Compensation Committee, including vesting periods. Pursuant to awards granted to our NEOs under the 2004 Plan, unvested restricted stock units 49 2 01 8 P R O X Y S TATE M E NT and stock appreciation rights will become fully exercisable or vested upon a change in control or death, and will terminate upon any other termination of employment.

The 2004 Plan was terminated on May 21, 2008. However, the termination of the 2004 Plan did not impair outstanding awards which continued in accordance with their original terms.

FISCAL 2017 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information about the number of shares issued upon option exercises, the number of stock awards that vested, and the value realized on exercise or vesting, by our NEOs during fiscal year 2017.

	OPTION AWARDS		STOCK AWARDS	
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING (#) (1)
Kosta N. Kartsotis	- 0 -	- 0 -	- 0 -	- 0 -
Jeffrey N. Boyer	-0-	-0-	4,710	57,462
Dennis R. Secor	- 0 -	- 0 -	17,175	250,766
Darren E. Hart	- 0 -	- 0 -	10,810	173,408
Greg A. McKelvey	-0-	-0-	24,280	240,175
John A. White	- 0 -	-0-	10,725	171,520

(1) Represents the value of vested restricted stock units calculated by multiplying the gross number of vested restricted stock units by the closing price of the Common Stock on Nasdaq on the vesting date.

2017 PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Kosta Karsotis, Chief Executive Officer (the "CEO") and Chairman of the Board:

For 2017, our last completed fiscal year:

- the annual total compensation of the employee identified at median of our company (other than our CEO), was $22,880; and
- the annual total compensation of the CEO for purposes of determining the CEO Pay Ratio was $0 as Mr. Karsotis did not receive any compensation.

Based on this information, for 2017, the ratio of the annual total compensation of Mr. Kartsotis, our CEO, to the median of the annual total compensation of all employees was estimated to be 0 to 1.

50 WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the "median employee," the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

We determined that, as of December 5, 2017, our employee population consisted of approximately 15,099 individuals globally. We selected December 5, 2017, which is within the last three months of 2017, as the date upon which we would identify the "median employee" to allow sufficient time to identify the median employee given the global scope of our operations.

Our employee population, after taking the 5% "De Minimis Exemption" adjustment as permitted under SEC rules (described below), consisted of approximately 14,538 individuals.

DE MINIMIS EXEMPTION	TOTAL EXEMPTIONS
Total U.S. Employees	5,843
Total non-U.S. Employees	9,256 (no exemptions)
Total Global Workforce	15,099
TOTAL EXEMPTIONS	
Australia	429
Austria	132
Total Exclusions	561
Total U.S. Employees Total non-U.S. Employees	5,843 8,695
Total Workforce for Median Calculation	14,538

In total, we excluded less than 5% of our Total Global Workforce (approximately 561 individuals) from the identification of the "median employee," as permitted by SEC rules.

To identify the "median employee" from our employee population, we collected actual base salary paid during the 12-month period ended December 5, 2017. In making this determination, we annualized the compensation of all newly hired permanent employees during this period. We selected base salary paid as representing the principal form of compensation delivered to all of our employees and this information is readily available in each country. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 5, 2017.

Once we identified our median employee, we combined all of the elements of that employee's compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K to determine the median employee's annual total compensation.

2018 PROXY STATEMENT 51

P O S T-T E R M I N AT I ON C OM P E N S AT I ON Post-Termination Arrangements We have not entered into change in control or other post-termination agreements with any of our NEOs or other members of the executive management team. However, pursuant to awards granted to our NEOs under the 2016 Plan and the 2008 Plan, unvested restricted stock units, stock appreciation rights and performance shares will become fully exercisable or vested upon a change in control or death and will terminate upon any other termination of employment. more of the securities of the Company, other than an offer made by the Company, and shares are acquired pursuant to that offer. In addition, in the event of death or a change in control of the Company, all outstanding restricted stock units and stock appreciation rights under our 2004 Plan will become fully exercisable or vested. Unvested restricted stock units and stock appreciation rights granted under the 2004 Plan terminate upon any other termination of employment. A “change in control” is generally defined under the 2016 Plan and the 2008 Plan as the occurrence of any of the following events: (i) the acquisition by any person of 30% or more of the combined voting power of our outstanding securities (or an additional 10% of such voting power by a 30% or greater holder of such voting power); (ii) individuals who on the effective date of the plan constituted our Board and their successors or other nominees that are appointed or otherwise approved by a vote of at least a majority of the directors then still in office who either were directors on the effective date or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the Board; (iii) there is a merger or consolidation of the Company or any direct or indirect subsidiary, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent at least 60% of the combined voting power of the surviving entity or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; (iv) stockholder approval of a plan of complete liquidation or dissolution of the Company, or consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or (v) any tender or exchange offer is made to acquire 30% or A “change in control” under the 2004 Plan is generally defined as (i) the acquisition by any person of 30% or more of the combined voting power of our outstanding securities, or (ii) the occurrence of a transaction requiring stockholder approval and involving the sale of all or substantially all of our assets or the merger of our Company with or into another corporation. Executive Severance Agreements The Company has entered into an Executive Severance Agreement (the “Agreement”) with each of Messrs. Boyer, Hart, McKelvey, Secor and White. The Agreement supersedes that certain Executive Retirement Agreement previously entered into by those certain NEOs. Pursuant to the Agreement, the NEO will be entitled to certain benefits (“Severance Benefits”) upon such NEO’s “separation from service” as defined in the Internal Revenue Code (“Termination of Service”) by the Company without Cause (as defined in the Agreement) or such NEO’s resignation for Good Reason (as defined in the Agreement), provided that (i) such NEO is in compliance with all restrictive covenants in any written agreement between such NEO and the Company, and (ii) such NEO has executed and delivered a release of claims prepared by the Company within 50 days following the date of Termination of Service (the “Termination Date”). Pursuant to the Agreement, upon the NEO’s Termination of Service by the Company without Cause or such NEO’s resignation for Good Reason prior to a change in control (as defined in the 2016 Plan and 2008 Incentive Plan) (a “Change in Control”), such NEO will be entitled to the following Severance Benefits under the Agreement: (i) 18 months of such NEO’s then current base salary in effect at the 52 W W W . FO S S I L G R O U P .C O M

E X E C U T I V E C OM PE N S AT I ON Termination Date (“Base Salary”), payable in 39 equal installments over an 18 month period in accordance with the Company’s normal payroll practices; (ii) the following cash bonuses under any cash bonus plan for which such NEO was eligible on the Termination Date: (x) a pro-rata amount payable in a lump sum, of the target bonus the NEO would have received for the fiscal year under such cash bonus plan, and (y) 1.5 times the full target bonus for which such NEO was eligible, payable in 39 equal installments over an 18 month period in accordance with the Company’s normal payroll practices; (iii) any outstanding non-performance-based restricted stock unit and stock appreciation right awards granted pursuant to the 2008 Plan or the 2016 Plan (collectively, “Time-Based Awards”), will continue to vest for an additional 18 months, to the same extent such awards would have otherwise vested had such NEO remained employed during such period; (iv) any outstanding performance shares granted pursuant to the 2008 Plan or the 2016 Plan (“Performance Share Awards”), will vest pro-rata, as set forth in the Agreement; and (v) all vested stock appreciation rights will be exercisable until the earlier of (x) the expiration date of such award or (y) 24 months from the Termination Date. rights will be exercisable until the earlier of (x) the expiration date of such award or (y) 24 months from the Termination Date. In addition, the Agreement provides that the Company will pay the NEO on a monthly basis, an amount equal to the Company-paid portion of the health insurance premiums that were paid by the Company on behalf of such NEO immediately prior to the Termination Date to be used by such NEO to purchase health coverage for a period of 18 months from the Termination Date or until such NEO becomes eligible to participate in another employer’s health care plan, whichever date is earlier. The Agreement contains non-competition and non-solicitation provisions pursuant to which the NEO will be prohibited from competing with, or soliciting clients, manufacturers or suppliers of, the Company and its affiliates and from soliciting any of the Company’s or its affiliates’ employees or independent contractors for 18 months following such NEO’s Termination Date. Addendum to Secor Executive Severance Agreement Pursuant to the Agreement, upon the NEO’s Termination of Service by the Company without Cause or resignation for Good Reason in connection with or within 24 months following a Change in Control, such NEO will be entitled to the following Severance Benefits under the Agreement: (i) 24 months of the NEO’s Base Salary, payable in 52 equal installments over a 24 month period in accordance with the Company’s normal payroll practices; (ii) the following cash bonuses under any cash bonus plan for which such NEO was eligible on the Termination Date: (x) the full target bonus such NEO would have received under the cash bonus plan, payable in a lump sum, and (y) two times the full target bonus for which such NEO was eligible, payable in 52 equal installments over a 24 month period in accordance with the Company’s normal payroll practices; (iii) full acceleration of vesting of any outstanding Time-Based Awards; (iv) with respect to any outstanding Performance Share Awards, (x) if the Termination Date occurs within the first half of the applicable performance period, full acceleration of vesting at target performance, and (y) if the Termination Date occurs within the second half of the applicable performance period, accelerated vesting of the award, based on actual performance of the Company (if measurable) or at target performance (if the performance of the Company is not measurable); and (v) all vested stock appreciation On August 31, 2017, the Company entered into an Addendum to Executive Severance Agreement (the “Addendum”) with Dennis R. Secor, amending the Executive Severance Agreement entered into between the Company and Mr. Secor on January 4, 2016. Pursuant to the Addendum, Mr. Secor served as the Company’s Executive Vice President and Chief Financial Officer until October 16, 2017, at which time his title changed to Executive Vice-President, Finance. In this role, Mr. Secor will assist with the transition of the Company’s new Chief Financial Officer. Mr. Secor will remain employed with the Company through April 30, 2018 (the “Term”). During the Term, the Company will pay Mr. Secor at a bi-weekly rate of $23,076.92, subject to reduction in the event Mr. Secor begins new employment with a third party after December 31, 2017. During the Term, Mr. Secor will receive employment benefits generally available to the Company’s employees and other senior executive officers. Mr. Secor will not be eligible to receive additional equity grants from the Company during the Term, and for purposes of vesting Mr. Secor’s prior equity grants, the Company has agreed to deem Mr. Secor’s date of termination to be April 30, 2018. The terms and conditions of the Fossil Group 2017 Excellence Bonus Plan Executive Level (the “2017 Bonus Plan”) shall 53 2 01 8 P R O X Y S TATE M E NT exclusively govern any right of Mr. Secor to receive a bonus for 2017. The Company has agreed that Mr. Secor's performance for purposes of any such bonus calculation shall be no less than "exceeds expectations." Mr. Secor shall not be eligible for a bonus for the 2018 fiscal year.

Subject to Mr. Secor's execution and delivery of a release of claims in a form specified by the Company, Mr. Secor will receive the following severance benefits:

- an amount equal to the difference between Mr. Secor's bonus payment under the 2017 Bonus Plan and $210,000; and
- an amount equal to 160 hours of paid time off for 2018.

In addition, the Company agreed to reduce the non-competition and non-solicitation period in the Agreement from 18 months post-termination of service to April 30, 2018.

Post-Employment Compensation Table

Set forth below are the amounts that the NEO would have received upon a change in control or death as of December 31, 2017. In calculating the amounts in the table, the Company based the stock distribution values on a price of $7.77 per share, which was the closing price of the Common Stock on the Nasdaq as of December 31, 2017.

POSITION	RESTRICTED STOCK UNITS ($)	STOCK APPRECIATION RIGHTS	PERFORMANCE SHARES	TOTAL ($)
Kosta N. Kartsotis	-0-	-0-	-0-	-0-
Jeffrey N. Boyer	82,789	-0-	-0-	82,789
Dennis R. Secor	796,472	-0-	213,535	1,010,007
Darren E. Hart	752,548	-0-	173,753	926,301
Greg A. McKelvey	2,619,912	-0-	214,405	2,834,317
John A. White	806,759	-0-	186,635	993,394

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Stockholders"), to file reports of ownership and changes of ownership with the SEC. Executive officers, directors and 10% Stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its executive officers, directors and 10% Stockholders were timely met.

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EXECUTIVE COMPENSATION

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In accordance with the Company's Audit Committee charter, any proposed transaction that has been identified as a related party transaction under Item 404 of SEC Regulation S-K may be consummated or materially amended only following the approval by the Audit Committee. A related party transaction means a transaction, arrangement or relationship in which the Company and any related party are participants in which the amount involved exceeds $120,000. A related party includes (i) a director, director nominee or executive officer of the Company, (ii) a security holder known to be an owner of more than 5% of the Company's voting securities, (iii) an immediate family member of the foregoing or (iv) a corporation or other entity in which any of the foregoing persons is an executive, principal or similar control person or in which such person has a 5% or greater beneficial ownership interest.

In the event that the Company proposes to enter into a related party transaction, management of the Company shall present the transaction to the Audit Committee for review, consideration and approval. The Audit Committee, in approving or rejecting the proposed transaction, shall consider all the facts and circumstances deemed relevant by and available to the Audit Committee. The Audit Committee shall approve only those transactions that, in light of the circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith exercise of its discretion.

2018 PROXY STATEMENT 55

PROPOSAL 2: APPROVAL, ON AN ADVISORY BASIS, OF COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act implements requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs (sometimes referred to as "say-on-pay"). At our 2017 annual meeting of stockholders, stockholders voted on a non-binding proposal to advise on whether the advisory vote on executive compensation should occur every one, two or three years. As a majority of our stockholders (92%) voted in favor of an annual advisory vote, the Board decided to annually provide stockholders with an advisory vote on the compensation of our NEOs. Accordingly, the Company is providing stockholders with its annual advisory vote on executive compensation. We are asking stockholders to indicate their support for our NEOs' compensation as described in this proxy statement by voting "FOR" the following resolution:

"Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the Company's proxy statement for the 2018 Annual Meeting."

This vote is non-binding. The Board and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

As described in detail under "Compensation Discussion and Analysis," our compensation programs are designed to motivate our executives to create a successful company. Equity compensation in the form of restricted stock units, stock appreciation rights and performance shares that are subject to further time-based vesting and, in the case of performance shares, performance-based vesting criteria is the largest component of executive compensation. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards) and long-term incentives (including equity awards), rewards sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

The Board of Directors unanimously recommends that stockholders vote "FOR" the approval, on an advisory basis, of the compensation of our named Executive Officers as disclosed in the compensation discussion and analysis, the compensation tables, and the related narrative disclosure.

56 WWW.FOSSILGROUP.COM

P R O P O S A L 3 : A P P R O V A L O F T H E F I R S T A M E N D M E N T T O T H E F O S S I L G R O U P , I N C . 2 0 1 6 L O N G - T E R M I N C E N T I V E P L A N P R O P O S A L 3 : A P P R OVA L O F T H E F I RS T A M E N D M E N T T O T H E F O SS I L G R O U P, I N C . 2 0 1 6 L O N G -TE R M I N C E NT IV E P L A N The Company’s 2016 Long-Term Incentive Plan (hereinafter called the “2016 Plan”) was approved by stockholders on May 26, 2016. Upon recommendation of the Compensation Committee of the Board, the Board has approved, subject to stockholder approval, the First Amendment to the Fossil Group, Inc. 2016 Long-Term Incentive Plan (hereinafter called the “Amendment”). We our requesting that stockholders approve the Amendment to do the following: in tandem. The 2016 Plan provides flexibility to the Company’s compensation methods in order to adapt the compensation of key employees, certain key contractors, and outside directors to a changing business environment (after giving due consideration to competitive conditions and the impact of federal tax laws). The Board recommends stockholder approval of the Amendment. The 2016 Plan is the only active plan for providing equity-based compensation to eligible employees, directors and contractors, and the limited number of shares remaining available under the 2016 Plan restricts the Company’s ability to grant equity awards. As of March 31, 2018, 3,000,000 shares of Common Stock were authorized for issuance, in the aggregate, under the 2016 Plan, 2,486,721, of which have been issued or are issuable, leaving 513,279 shares currently available for future issuance under the 2016 Plan. • Increase the maximum number of shares of Common Stock that may be issued pursuant to awards under the 2016 Plan by 5,000,000 newly available shares, plus any Prior Plan Award Shares (as defined below). • Provide for the use of up to 2,352,717 shares of Common Stock underlying awards that were granted under the 2008 Plan to the extent any such award is canceled, forfeited or expires (the “Prior Plan Award Shares”). • Reduce the percentage of shares of Common Stock issuable under the 2016 Plan that may be designated as “exempt shares” from 10% to 5%. Following the Board’s approval of the Amendment, the Compensation Committee approved grants of restricted stock units and performance awards under the 2016 Plan with respect to $14,192,748 worth of shares of Common Stock, subject to stockholder approval of the Amendment at the Annual Meeting or any adjournment thereof. These equity awards were granted subject to, and may not be exercised prior to, stockholder approval of the Amendment. No other awards under the 2016 Plan have been granted subject to stockholder approval. Stockholder approval of the Amendment will be deemed to constitute approval of the equity awards previously granted under the Amendment and such equity awards will count against the shares authorized for issuance under the 2016 Plan. For additional information on these grants, see “New Plan Benefits” below. • Require dividends (cash or stock) in respect of restricted stock awards, if any, to be withheld by the Company and subject to the same restrictions and risk of forfeiture as the applicable shares of restricted stock. • Require any dividend equivalent rights granted in respect of another award to be withheld by the Company and subject to the same restrictions, vesting and forfeiture conditions as the applicable award. • Prohibit the granting or payment of dividend equivalent rights with respect to stock options and stock appreciation rights. The 2016 Plan enables the Company to remain competitive and innovative in its ability to attract, motivate, reward, and retain the services of key employees, certain key contractors, and outside directors. The 2016 Plan provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or Fiscal 2017 was one of the most difficult years in our Company’s history as we faced significant challenges and disruption. It was not business as usual, but we are taking a lot of action to make improvements, and we are confident that we have the strategies and management in place that can grow the business and build a smaller, but more profitable company. While our dilution from the 2016 Plan is higher than we would like, we are taking action to return to a more normalized burn rate. Accordingly, we are taking 57 2 01 8 P R O X Y S TATE M E NT a balanced approach to equity compensation. We are reducing our equity compensation and making compensation more performance based in 2018, while being mindful of our stockholders and our employees. We have to consider that, while our performance has been below our expectations, we must be fair to our team, giving them motivation to go after significant opportunity and a reason to continue making strides for the Company. We believe the Company has significant opportunity to grow and a bright future, but we must retain talent.

Request for Additional Shares

We are seeking your support for the Amendment, which, among other things, provides for additional shares. Due to the deflation of our stock price, we have granted more shares than normal in the last few years. While our dilution and burn rate is higher than we would like, we are in line with our most comparable peers and other similarly situated retail companies. Nevertheless, we are focused on returning to more normalized burn rates and are taking additional measures to ensure these shares are stretched as long as possible. These changes include eliminating the granting of stock appreciation rights and reducing equity grant targets at all levels. We strongly believe that between the expected future performance of our Company, our stock price and the recommended changes to the equity target percentages that we can get to a more normalized burn rate over the next few years.

We are committed to paying for performance and believe that equity grants are an important component of this strategy. Equity is a critical tool in driving shareholder value and in recruiting, retaining and motivating top talent. Equity awards are a component of, not in addition to, an employee's total direct compensation and helps ensure a direct link to shareholders. Without additional shares, we would be compelled to substitute a cash component for employee compensation. This is contrary to our objectives, shareholder interest and practices advocated by corporate governance experts. To help make the 2016 Plan more appealing to our stockholders, the Amendment will also reduce exempt shares from 10% to 5%, prohibit dividend equivalents on unvested equity and allow reuse of shares forfeited back to the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2017 with respect to our equity compensation plans under which our equity securities are authorized for issuance:

PLAN CATEGORY	(A) SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS(1)	(B) AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(C) SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by security holders	3,053,899	$34.31(2)	233,088
Equity compensation plans not approved by security holders	Not Applicable	Not Applicable	Not Applicable
Total	3,053,899		233,088

(1) Includes shares to be issued upon the vesting of outstanding restricted stock unit and performance share grants and the exercise of outstanding stock options, including those stock options that are out of the money. All outstanding stock appreciation rights are out of the money based on the closing price of our Common Stock on the Nasdaq on December 31, 2017, which was $7.77 per share. Therefore, no shares of Common Stock are included herein from the exercise of stock appreciation rights.

(2) Excludes restricted stock units and performance shares.

58 WWW.FOSSILGROUP.COM

P R O P O S A L 3 : A P P R O V A L O F T H E F I R S T A M E N D M E N T T O T H E F O S S I L G R O U P , I N C . 2 0 1 6 L O N G - T E R M I N C E N T I V E P L A N D E S C R I P T I O N O F T H E 2 0 1 6 P L A N The following is a brief description of the 2016 Plan, as amended by the Amendment. A copy of each of the 2016 Plan and the Amendment is attached as Appendix A and Appendix B to this Proxy Statement, respectively, and the following description is qualified in its entirety by reference to the 2016 Plan and the Amendment. shares.” The Committee (as defined below) has greater flexibility to accelerate the vesting for shares designated as exempt shares. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of the 2016 Plan, the Company will at all times reserve and keep enough shares of its Common Stock available to satisfy the requirements of the 2016 Plan. If an award under the 2016 Plan is cancelled, forfeited or expires, in whole or in part, the shares subject to such forfeited, expired or cancelled award may again be awarded under the 2016 Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under the 2016 Plan only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares of Common Stock. Shares of Common Stock otherwise deliverable pursuant to an award that are withheld upon exercise or vesting of an award for purposes of paying the exercise price or tax withholdings shall be treated as delivered to the participant and shall be counted against the maximum number of shares of Common Stock that may be issued under the 2016 Plan. Awards will not reduce the number of shares of Common Stock that may be issued, however, if the settlement of the award will not require the issuance of shares of Common Stock. Only shares forfeited back to the Company or shares cancelled on account of termination, expiration or lapse of an award, shall again be available for grant of incentive stock options under the 2016 Plan, but shall not increase the maximum number of shares described above as the maximum number of shares of Common Stock that may be delivered pursuant to incentive stock options. Effective Date and Expiration The 2016 Plan became effective on May 25, 2016 and will terminate on March 15, 2026, unless sooner terminated by action of the Board. The Amendment is effective March 27, 2018, the effective date of its adoption by the Board, subject to the approval of the stockholders. No award may be made under the 2016 Plan after its expiration date, but awards made prior thereto will continue to be effective in accordance with their terms beyond that date. Share Authorization Subject to certain adjustments, the maximum number of shares of Common Stock that may be delivered pursuant to awards under the 2016 Plan is 10,352,717 shares, 100% of which may be delivered pursuant to incentive stock options. This amount consists of 3,000,000 previously authorized shares, 5,000,000 newly available shares and up to 2,352,717 shares that are currently subject to outstanding awards granted under the 2008 Plan, to the extent that such awards are forfeited, canceled or expire unexercised. Subject to certain adjustments, the maximum number of shares of Common Stock with respect to which stock options or SARs may be granted to any officer of the Company subject to Section 16 of the Exchange Act or a “covered employee” as defined in Section 162(m)(3) of the Code (as in effect prior to 2018) during any calendar year is 250,000 shares. In addition, to the extent Section 162(m) of the Code applies to awards granted under the 2016 Plan and the Company intends to comply with the prior exception for performance based compensation under Section 162(m) of the Code, no participant may receive in any calendar year performance based awards with an aggregate value of more than $1,000,000 (based on the fair market value of the Common Stock at the time of the grant of the performance based award). The 2016 Plan also provides that no more than 5% of the shares of Common Stock that may be issued pursuant to an award under the 2016 Plan may be designated as “exempt On March 30, 2018, the closing price of the Common Stock on the Nasdaq Global Select Market was $12.70 per share. Administration The 2016 Plan is administered by a committee of the Board of Directors (the “Committee”) consisting of two or more Board members who are “non-employee directors” in accordance with Rule 16b-3 under the Exchange Act, and “outside directors” in accordance with Section 162(m) of the Code (as in effect prior to 59 2 01 8 P R O X Y S TATE M E NT

2018). The Committee may delegate certain duties to officers of the Company as provided in the 2016 Plan. The Committee will determine the persons to whom awards are to be made, determine the type, size, and terms of awards, interpret the 2016 Plan, establish and revise rules and regulations relating to the 2016 Plan, and make any other determinations that it believes necessary for the administration of the 2016 Plan. The Board intends for the Compensation Committee of the Board to administer the 2016 Plan. classes of stock of the Company (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of the Common Stock on the date of grant. Recipients of stock options may pay the option exercise price (i) in cash, check, bank draft, or money order payable to the order of the Company and in U.S. dollars, (ii) by delivering to the Company shares of Common Stock (including restricted stock) already owned by the participant having a fair market value equal to the aggregate option exercise price, (iii) by delivering (including by fax or electronic transmission) to the Company or its designated agent an executed irrevocable option exercise form (or exercise instructions) together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon the exercise of the option and to deliver to the Company the amount of sale proceeds necessary to pay the purchase price, and (iv) by any other form of valid consideration that is acceptable to the Committee in its sole discretion. Eligibility Employees (including any employee who is also a director or an officer), certain contractors, and outside directors of the Company or its subsidiaries whose judgment, initiative, and efforts contributed to, or may be expected to contribute to, the successful performance of the Company are eligible to participate in the 2016 Plan. As of March 31, 2018, the Company had 12,598 employees, 1,786 contractors, and 7 outside directors who would be eligible under the 2016 Plan. Stock options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event will stock options be exercisable after the expiration of ten years from the date of grant. Options are not transferable other than by will or the laws of descent and distribution (or with respect to non-qualified stock options, by qualified domestic relations order), except that the Committee may, in its discretion, permit further transferability of a non-qualified stock option and, unless otherwise provided in the option agreement, a non-qualified stock option may be transferred to: (1) one or more members of the immediate family of the participant; (2) a trust for the benefit of one or more members of the immediate family of the participant; (3) a partnership, the sole partners of which are the participant, members of the immediate family of the participant, and entities which are controlled by the participant and/or members of the immediate family of the participant; (4) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code; or (5) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code, provided that (x) there shall be no consideration for any such transfer; (y) the option agreement must expressly provide for transferability; and (z) subsequent transfers are prohibited other than by will or the laws of descent and distribution. Financial Effects of Awards The Company will receive no monetary consideration for the granting of awards under the 2016 Plan, unless otherwise provided when granting restricted stock or restricted stock units. The Company will receive no monetary consideration other than the option price for shares of Common Stock issued to participants upon the exercise of their stock options and the Company will receive no monetary consideration upon the exercise of SARs. Stock Options The Committee may grant either incentive stock options qualifying under Section 422 of the Code or non-qualified stock options, provided, that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations or that are less than 50% owned subsidiaries) are eligible to receive incentive stock options. For purposes of clarity, employees of Fossil Partners, L.P., outside directors, and independent contractors are not eligible to receive incentive stock options. Stock options may not be granted with an option price less than 100% of the fair market value of the Common Stock on the date the stock option is granted. If an incentive stock option is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all 60 W W W . FO S S I L G R O U P .C O M

PROPOSAL 3: APPROVAL OF THE FIRST AMENDMENT TO THE FOSSIL GROUP, INC. 2016 LONG-TERM INCENTIVE PLAN

Stock Appreciation Rights or SARs

SARs may, but need not, relate to options. A SAR is the right to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date of grant. A SAR granted in tandem with a stock option will require the holder, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. The Committee will determine the terms of each SAR at the time of the grant. Any SAR may not be granted at less than the fair market value of a share of Common Stock on the date the SAR is granted and cannot have a term of longer than ten years. Distributions to the recipient may be made in shares of Common Stock, cash or a combination of both as determined by the Committee. SARs may be transferable in a similar manner as non-qualified stock options, as described above.

Restricted Stock and Restricted Stock Units

Restricted stock consists of shares that are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units are the right to receive shares of Common Stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions. The value of the restricted stock units may be paid in shares of Common Stock, cash, or a combination of both, as determined by the Committee.

A participant granted an award of restricted stock will have the stockholder rights associated with the Common Stock, including, for example, the right to vote the shares of restricted stock. However, dividends paid with respect to shares of restricted stock, if any, will be withheld by the Company and subject to the same restrictions and risk of forfeiture as the restricted stock award.

Performance Awards

The Committee may grant performance awards payable in cash, shares of Common Stock, a combination thereof, or other consideration at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the 2016 Plan, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance.

Other Awards

The Committee may grant other forms of awards payable in cash or shares of Common Stock if the Committee determines that such other form of award is consistent with the purposes and restrictions of the 2016 Plan. The terms and conditions of such other form of award shall be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Dividend Equivalent Rights

The Committee may grant a dividend equivalent right either as a separate award or as a component of another award, except that no dividend equivalent rights may be paid or granted with respect to any stock option or SAR. The terms and conditions of the dividend equivalent right shall be specified by the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock. Any such reinvestment shall be at the fair market value at the time thereof. Dividend equivalent rights may be settled in cash, shares of Common Stock, or a combination thereof. However, any dividend equivalent rights granted as a component of another award will be withheld by the Company and subject to the same restrictions, including vesting and forfeiture conditions, as such other award.

2018 PROXY STATEMENT 61

the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) events that are of an unusual nature or indicate infrequency of occurrence, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K. However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a performance goal. Performance Goals Awards of restricted stock, restricted stock units, performance awards, and other awards (whether relating to cash or shares of Common Stock) under the 2016 Plan may be made subject to the attainment of performance goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code (as in effect prior to 2018) and consist of one or more or any combination of the following criteria (“Performance Criteria”): operating income; net income; cash flow; cost; revenues, revenue growth, revenue ratios; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization or other measures of cash flow; gross margin; operating margins; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; aggregate product price and other product measures; expenses or cost levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; operating profit; net profit; net sales or changes in net sales; net earnings; growth in operating earnings or growth in earnings per share; value of assets; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock, stockholder value, or total market value; return on net assets, return on invested capital or other return measures, including return or net return on working assets, equity, capital, or net sales; market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; inventory and/ or receivables control, inventory levels, inventory turn or shrinkage; total return to stockholders, stockholders return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; reduction of losses, loss ratios or expense ratios; reduction in fixed assets; operating cost management; management of capital structure; debt reduction; productivity improvements; satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; customer satisfaction based on specified objective goals or a Company-sponsored customer survey; customer growth; employee diversity goals; employee turnover; specified objective social goals; safety record; or store sales or productivity. Any Performance Criteria may be used to measure Automatic Outside Director Grants Each outside director of the Company who does not elect to decline to participate in the 2016 Plan shall automatically be granted restricted stock units as follows: (a) on the date of each Annual Stockholders Meeting (as used herein, “Annual Stockholders Meeting” shall be the meeting at which the Board, or any class thereof, is annually elected), each outside director (including an individual who first becomes an outside director at such Annual Stockholders Meeting) shall automatically be granted a number of restricted stock units equal to the number of shares of Common Stock having an aggregate fair market value of $130,000 (rounded down to the closest whole number) on the date of grant, so long as such outside director has not suffered a termination of service as an outside director prior to such date; and (b) each individual who first becomes an outside director (other than at any Annual Stockholders Meeting), shall automatically be granted as of the effective date of appointment as an outside director a pro-rated number of restricted stock units that would have been granted to such individual if he or she had been elected as an outside director during the immediately preceding Annual Stockholders Meeting; the number of restricted stock units shall be pro-rated based on the number of days between the date such individual first became an outside director and the date that is one year from the immediately preceding Annual Stockholders Meeting, over 365. Notwithstanding the foregoing, 62 W W W . FO S S I L G R O U P .C O M

P R O P O S A L 3 : A P P R O V A L O F T H E F I R S T A M E N D M E N T T O T H E F O S S I L G R O U P , I N C . 2 0 1 6 L O N G - T E R M I N C E N T I V E P L A N any automatic outside director grants shall be made only if the number of shares subject to future grants is sufficient to make all automatic grants required to be made on such date of grant. of the shares of Common Stock that may be issued pursuant to an award under the 2016 Plan may be designated as exempt shares. The Committee must grant all “full value awards” (i.e., awards with a net benefit to the participant, without regard to certain restrictions, equal to the aggregate fair market value of the total shares of Common Stock subject to the award) in accordance with the following provisions: (i) all full value awards granted by the Committee that constitute performance awards must vest no earlier than one (1) year after the date of grant; (ii) all full value awards granted by the Committee that constitute “tenure awards” (i.e., awards that vest over time based on the participant’s continued employment with or service to the Company) must vest no earlier than over the three (3) year period commencing on the date of grant on a pro rata basis; and (iii) the Committee may not accelerate the date on which all or any portion of a full value award may be vested or waive the period an award is restricted on a full value award except upon the participant’s death, total and permanent disability, retirement, or the occurrence of a “change in control.” Notwithstanding the foregoing, for full value awards, the Committee may, in its sole discretion, grant awards with more favorable vesting provisions, accelerate the vesting, or waive the period an award is restricted, at any time, provided that the shares of Common Stock subject to such awards shall be designated as exempt shares. Restricted stock units granted to such outside directors shall become 100% vested and convertible into shares of Common Stock (i) for grants made on the date of an Annual Stockholders Meeting, on the earlier of the first anniversary of the date of grant or the first Annual Stockholders Meeting following the date of grant, provided the outside director is providing services to the Company or a subsidiary on such date; and (ii) for grants made to an individual first being appointed an outside director other than on the date of an Annual Stockholders Meeting, one year from the date of grant. Notwithstanding the foregoing, in the event of an outside director’s termination of service due to his or her death, all unvested restricted stock units shall immediately become 100% vested and convertible into shares of Common Stock. On the date such restricted stock units become vested or as soon as practicable thereafter, the Company shall deliver to the outside director the number of shares of Common Stock equal to the number of vested restricted stock units. Except as otherwise provided herein, each outside director’s restricted stock units granted pursuant to the 2016 Plan shall terminate and be forfeited on the date of his or her termination of service for any reason other than death, to the extent such restricted stock units are unvested on the date of his or her termination of service. Adjustments Upon Changes in Capitalization In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an award, then the Committee shall adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding awards, (iii) the number of shares and type of Common Vesting of Awards Except as otherwise provided below, the Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the 2016 Plan. If the Committee imposes conditions upon vesting, then, except as otherwise provided below, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested; provided, however, that shares of Common Stock underlying all or any portion of a non-qualified stock option or incentive stock option for which the Committee accelerates the vesting date other than in the event of the participant’s death, total and permanent disability, retirement, or the occurrence of a “change in control” shall be “exempt shares.” As discussed above, only 10% 63 2 01 8 P R O X Y S TATE M E NT

Stock (or other securities or property) specified as the annual per-participant limitation under the 2016 Plan, (iv) the option price of each outstanding award, (v) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with the terms of the 2016 Plan, and (vi) the number of or exercise price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the 2016 Plan to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate exercise price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the 2016 Plan or any stock option to violate Section 422 of the Code or Section 409A of the Code. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject. by any securities exchange or inter dealer quotation system on which the Common Stock is listed or traded, or (ii) in order for the 2016 Plan and incentives awarded under the 2016 Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective unless such amendment is approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment to the 2016 Plan that increases the benefits accrued to participants, increases the maximum number of shares of Common Stock which may be issued under the 2016 Plan, reprices any stock options or modifies the requirements for participation in the 2016 Plan shall be effective unless such amendment shall be approved by the stockholders of the Company entitled to vote thereon in the manner set forth in the Company’s articles of incorporation and bylaws. Any amendments made shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding awards theretofore granted under the 2016 Plan, notwithstanding any contrary provisions contained in any award agreement. In the event of any such amendment to the 2016 Plan, the holder of any award outstanding under the 2016 Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any award agreement relating thereto. Notwithstanding anything contained in the 2016 Plan to the contrary, unless required by law, no action regarding amendment or discontinuance shall adversely affect any rights of participants or obligations of the Company to participants with respect to any awards granted under the 2016 Plan without the consent of the affected participant. For purposes of clarity, any amendment to an existing award resulting in a less favorable tax consequence to a participant under the award shall not be considered to adversely affect the rights of the participant. No Repricing No awards under the 2016 Plan may be repriced or exchanged for awards with lower exercise prices because of a drop in market prices since grant, unless such repricings or exchanges are approved by the stockholders of the Company. Amendment or Discontinuance of the Plan The Board, may at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the 2016 Plan in whole or in part, except, that no amendment for which stockholder approval is required either: (i) F E D E R A L I N C O M E TA X C O N S E Q U E N C E S The following is a brief summary of certain federal income tax consequences relating to awards granted under the 2016 Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder (the “Treasury Regulations”) and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation. 64 W W W . FO S S I L G R O U P .C O M

P R O P O S A L 3 : A P P R O V A L O F T H E F I R S T A M E N D M E N T T O T H E F O S S I L G R O U P , I N C . 2 0 1 6 L O N G - T E R M I N C E N T I V E P L A N Stock Options fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise. A participant generally will not recognize taxable income at the time an option is granted, and we will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we will be entitled to a corresponding deduction except to the extent the deduction limits of Section 162(m) apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the option was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. But if those shares are disposed of within the above-described period, then in the year of that disposition, the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company should be entitled to a corresponding deduction except to the extent the deduction limits of Section 162(m) apply. If the use of previously acquired shares of Common Stock to pay the exercise price of a non-qualified stock option constitutes a disqualifying disposition of shares of Common Stock previously acquired under an incentive stock option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares of Common Stock surrendered, determined at the time such shares of Common Stock were originally acquired on exercise of the incentive stock option, over the aggregate option price paid for such shares of Common Stock. As discussed above, a disqualifying disposition of shares of Common Stock previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the holding period for such shares. The other tax results from paying the exercise price with previously owned shares are as described above, except that the participant’s tax basis in the shares of Common Stock that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition. Restricted Stock A participant who receives a grant of restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares of restricted stock when the shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares. However, a participant who receives a grant of restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares of restricted stock to recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to shares of restricted stock. Subject to satisfying applicable income reporting requirements and any applicable deduction limitation under the Code, we should be entitled to an income tax deduction in the same amount and at the same time as the participant recognizes ordinary income. At the time of sale of such shares, any gain or loss realized by the Special Rule if Option Price is Paid for in Shares of Common Stock If a participant pays the option price of a non-qualified stock option with previously owned shares of Common Stock and the transaction is not a disqualifying disposition of shares of Common Stock previously acquired under an incentive stock option, the shares of Common Stock received equal to the number of shares of Common Stock surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares of Common Stock received will be equal to the participant’s tax basis and holding period for the shares of Common Stock surrendered. The shares of Common Stock received in excess of the number of shares of Common Stock surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of such shares’ fair market value. The participant’s tax basis in such shares of Common Stock will be equal to their 65 2 01 8 P R O X Y S TATE M E NT participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income plus the purchase price paid by the participant, if any, for such shares. Million Dollar Deduction Limit and Other Tax Matters Section 162(m) of the Code generally prohibits the Company from deducting compensation of more than $1,000,000 that is paid to the Chief Executive Officer and the other “covered employees” as defined in Section 162(m). Prior to 2018, an exception to this limitation on deduction was available for certain types of compensation, including qualified “performance based compensation,” which required compliance with certain requirements under Section 162(m) and the regulations issued thereunder. As a result of new tax legislation that went into effect at the end of 2017, the exception is no longer available for taxable years beginning after December 31, 2017 unless such performance-based compensation qualifies for transition relief for written binding contracts that were in effect as of November 2, 2017. Therefore, compensation paid to “covered employees” under awards granted after that date under the 2016 Plan that exceeds the deduction limitation is not expected to be deductible by the Company. The 2016 Plan was designed, and the Company generally granted awards under the 2016 Plan, to satisfy the requirements for qualified performance based compensation and thereby be deductible under Section 162(m). The Company intends to comply with the transition rule for written binding contracts for awards granted under the 2016 Plan prior to November 2, 2017, as long as the Committee determines that to be in the Company’s best interest. However, compensation paid to “covered employees” pursuant to awards granted under the 2016 Plan after that date that exceeds the Section 162(m) deduction limitation is not expected to be deductible by the Company. Stock Appreciation Rights A participant generally will not recognize taxable income at the time stock appreciation rights are granted, and we will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and we should be entitled to a corresponding deduction except to the extent the deduction limits of Section 162(m) apply. Other Awards In the case of an award of restricted stock units, performance awards, dividend equivalent rights or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. Subject to satisfying applicable income reporting requirements and certain deduction limitations under the Code, the Company should be entitled to a federal income tax deduction in the same amount and at the same time as the ordinary income which the participant has recognized. N E W P L A N B E N E F I T S The Company uses a value-based granting system for the majority of its equity grants. Under this system, the Compensation Committee approves in advance of the grant date the dollar value of the proposed awards. On the grant date, the Company uses the midpoint of the high and low sales prices of our Common Stock on The Nasdaq Global Select Market on the grant date (or the next previous trading day if the grant date is not on a day on which the Company’s Common Stock is traded) to determine the number of shares to be granted for that particular award. On March 27, 2018, the Compensation Committee approved, subject to stockholder approval of the Amendment, the grant of the awards described in the table below effective April 15, 2018. The actual number of shares to be awarded is not known at the time of the mailing of these proxy materials. Therefore, we have listed the estimated number of shares to be awarded for these grants using the trading prices of the Company’s Common Stock on April 9, 2018. The actual number of shares awarded may be higher or lower depending on the difference in the high and low 66 W W W . FO S S I L G R O U P .C O M

PROPOSAL 3: APPROVAL OF THE FIRST AMENDMENT TO THE FOSSIL GROUP, INC. 2016 LONG-TERM INCENTIVE PLAN

sales prices of our Common Stock on The Nasdaq Global Select Market on April 9, 2018 and the April 15, 2018 grant date (which is not a day in which the Company's Common Stock will be traded; therefore, the trading prices on the next previous trading day will be used to determine the number of shares awarded). If the Company's stockholders do not approve the Amendment, these awards will be cancelled. All future awards to directors, executive officers, and employees will be made at the discretion of the Compensation Committee. Therefore, we cannot determine future benefits for any other awards under the 2016 Plan at this time. As of April 9, 2018, the closing sale price of the Common Stock on The Nasdaq Global Select Market was $14.34 per share.

NAME & POSITION	DOLLAR VALUE ($) (1)	NUMBER OF RESTRICTED STOCK UNITS (#) (2)	NUMBER OF PERFORMANCE SHARES (#)(2)(3)
Kosta N. Kartsotis *Chief Executive Officer and Director*	-0-	-0-	-0-
Jeffrey N. Boyer *Executive Vice President, Chief Financial Officer and Treasurer*	$734,500	25,628	25,628
Darren E. Hart *Executive Vice President, HR*	$741,280	25,865	25,865
Greg A. McKelvey *Executive Vice President, Chief Strategy and Digital Officer*	$791,000	27,599	27,599
John A. White *Executive Vice President and Chief Operating Officer*	$785,350	27,402	27,402
Executive Officers as a group	$4,882,082	170,345	170,345
Non-Employee Directors as a group	-0-	-0-	-0-
Non-Executive Officer Employees as a group	$9,310,666	649,732	-0-

(1) Dollar value is the amount approved by the Compensation Committee under our value-based equity granting system. For performance shares, dollar values are based on target payout (100%).

(2) As noted above, these numbers are estimates. The final number of shares to be granted to each eligible recipient is calculated by dividing the total dollar value of the proposed grant by the midpoint of the high and low sales prices of our Common Stock on The Nasdaq Global Select Market on April 15, 2018, our annual merit and quarterly equity granting date.

(3) The estimated number of shares of Common Stock underlying performance shares assumes a target payout (100%) based on the Company's achievement of target performance rankings. The actual number of performance shares issued could range from 0% to 150% of the share amounts based on the Company's achievement of performance targets during the performance period.

VOTE REQUIRED

The proposal to approve the Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the subject matter. All members of the Board are eligible for awards under the 2016 Plan and, thus, have a personal interest in the approval of the Amendment.

The Board of Directors unanimously recommends that stockholders vote "FOR" the approval of the First Amendment to the Fossil Group, Inc. 2016 Long-Term Incentive Plan.

2018 PROXY STATEMENT 67

P R O P O S A L 4 : R AT I F I C AT I O N O F A P P O I N T M E N T O F I N D E P E N D E N T R E G I S T E R E D P U B L I C AC C O U N T I N G F I R M The Company’s independent registered public accounting firm for the fiscal year ended December 30, 2017 was Deloitte & Touche LLP. It is expected that one or more representatives of such firm will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The Audit Committee has selected the firm of Deloitte & Touche LLP as the Company’s principal independent registered public accounting firm for the fiscal year ending December 29, 2018. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board has decided to ascertain the position of the stockholders on the appointment. The Audit Committee will reconsider the appointment if it is not ratified. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee feels that such a change would be in the Company’s and its stockholders’ best interests. The affirmative vote of a majority of the shares present in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required for ratification. I N D E P E N D E N T R E G I S T E R E D P U B LI C A C C O U N T I N G F I R M F E E S The following table summarizes the aggregate fees (excluding value added taxes) incurred by the Company and its subsidiaries for work performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for the fiscal years ended December 30, 2017 and December 31, 2016, respectively: In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. The Audit Committee’s Policies and Procedures for the Engagement of the Principal Outside Auditing Firm provides for pre-approval of all audit, audit-related, tax and other permissible non-audit services provided by our principal independent registered public accounting firm on an annual basis and individual engagements as needed. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed pre-approved fee levels. The policy permits the Audit Committee chairperson to pre-approve principal independent registered public accounting firm services where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled Audit Committee meeting (provided that the Audit Committee chairperson must report to the full Audit Committee on any pre-approval determinations). (1) Audit services billed consisted of the audits of the Company’s annual consolidated financial statements, audits of internal control over financial reporting and reviews of the Company’s quarterly condensed consolidated financial statements. (2) Benefit plan audits and agreed upon procedures. (3) Tax return preparation and consultation. The Audit Committee pre-approved all of the audit fees, audit-related fees and tax fees set forth in the table above. 68 W W W . FO S S I L G R O U P .C O M F I S C AL Y E AR 2 0 17 F I S C AL Y E AR 2 01 6 Audit Fees (1) $4,045,570 $3,903,532 Audit-Related Fees (2) $103,250 $103,250 Tax Fees (3) $278,664 $346,271 Total Fees $4,427,484 $4,353,053

PR OP O S A L 4: R AT I F I C AT I ON OF A PP O I N T M E N T OF I N DE PE N DE N T R E G I S T E R E D PU B L I C A C C O U N T I N G F I R M 69 2 01 8 P R O X Y S TATE M E NT The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 29, 2018.

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals to be included in the proxy statement for the 2018 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before December 13, 2018 for inclusion in the Company's Proxy Statement relating to that meeting. Stockholders wishing to submit proposals to be presented directly at the Annual Meeting instead of for inclusion in next year's proxy statement must follow the submission criteria and deadlines set forth in our Bylaws. To be timely in connection with an annual meeting, a stockholder proposal must be received by the Company at its principal executive offices not before January 23, 2019 or after February 22, 2019. With respect to other stockholder proposals, management will be able to vote proxies in its discretion without advising stockholders in the 2019 proxy statement about the nature of the matter and how management intends to vote if notice of the proposal is not received by the Company at its principal executive offices before February 26, 2019.

ANNUAL REPORT

You may obtain a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2017 without charge by sending a written request to Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080, Attn: Investor Relations. The Annual Report on Form 10-K is also available at **www.fossilgroup.com**.

OTHER BUSINESS

The Board is not aware of any other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Randy S. Hyne

Vice President, General Counsel and Secretary

It is IMPORTANT that proxies be voted promptly. Stockholders who do not expect to attend the meeting and wish their stock to be voted are urged to vote by internet, phone or mail as described in the proxy card or proxy notice.

70 WWW.FOSSILGROUP.COM

APPENDIX A

APPENDIX A

The Fossil Group, Inc. 2016 Long-Term Incentive Plan (the "Plan") was adopted by the Board of Directors of Fossil Group, Inc., a Delaware corporation (the "Company"), effective as of March 15, 2016 (the "Effective Date"), subject to approval by the Company's stockholders.

ARTICLE 1
PURPOSE

The purpose of the Plan is to attract and retain the services of key employees, key contractors and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, whether granted singly, or in combination, or in tandem, that will

(a) increase the interest of such persons in the Company's welfare;

(b) furnish an incentive to such persons to continue their services for the Company or its Subsidiaries; and

(c) provide a means through which the Company may attract able persons as Employees, Contractors and Outside Directors.

With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE 2
DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 ***"Applicable Law"*** means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, the rules of any foreign jurisdiction applicable to Incentives granted to residents therein, and any other applicable law, rule or restriction.

2.2 ***"Authorized Officer"*** is defined in Section 3.2(b) hereof.

2.3 ***"Award"*** means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, SAR, Restricted Stock Units, Performance Award, Dividend Equivalent Right or Other Award, whether granted singly or in combination or in tandem (each individually referred to herein as an "Incentive").

2.4 ***"Award Agreement"*** means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

2.5 ***"Award Period"*** means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.

2.6 ***"Board"*** means the board of directors of the Company.

2018 PROXY STATEMENT 71

2.7 “Change in Control” means the occurrence of the event set forth in any one of the following paragraphs, except as otherwise provided herein: the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, or if such Person is the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s outstanding securities as of the date the particular Award is granted, such person becomes the Beneficial owner, directly or indirectly, of the combined voting power of additional securities representing 10% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (iii) below; or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date of this Plan or whose appointment, election or nomination for election was previously so approved or recommended; or For purposes hereof: “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act. “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act. “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company. (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of The provisions of this Section 2.7 shall be interpreted in accordance with the requirements of Section 409A of the Code and the Final Treasury Regulations issued thereunder, it being the intent 72 W W W . FO S S I L G R O U P .C O M

A PPE N D I X A of the parties that this Section 2.7 shall be compliance with the requirements of said Code Section and said Regulations. of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement. 2.8 “Claims” means any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan, or an Award Agreement. 2.16 “Dividend Equivalent Right” means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made. 2.9 “Code” means the Internal Revenue Code of 1986, as amended. 2.10 “Committee” means the Compensation Committee of the Board. 2.17 “Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company provided, however, in the case of individuals whose employment status, by virtue of their employer or residence, is not determined under Section 3401(c) of the Code, “Employee” shall mean an individual treated as an employee for local payroll tax or employment purposes by the applicable employer for the relevant period. 2.11 “Common Stock” means the common stock, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan. 2.12 “Company” means Fossil Group, Inc. a Delaware corporation, and any successor entity. 2.18 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended. 2.13 “Contractor” means any natural person, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. 2.19 “Exercise Date” is defined in Section 9.3(b) below. 2.20 “Exercise Notice” is defined in Section 9.3(b) below. 2.21 “Executive Officer” means an officer of the Company or a Subsidiary subject to Section 16 of the Exchange Act or a “covered employee” as defined in Section 162(m)(3) of the Code. 2.14 “Corporation” means any entity that (i) is defined as a corporation under Section 7701 of the Code and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code. 2.22 “Exempt Shares” means shares of Common Stock designated as “Exempt Shares” pursuant to Section 5.1(b). 2.23 “Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed or quoted on any established national securities exchange, the arithmetic mean of the high and low prices per share of the Common Stock on the particular date (or, if the particular date is not a trading day, the arithmetic mean of the high and low prices per share of the Common Stock immediately preceding such particular date), determined in accordance with the requirements of Section 422 of the Code (to the extent Incentive Stock Options are granted) and/or Section 409A of the Code and the regulations and other guidance issued thereunder; or (b) if the shares of Common Stock are not so 2.15 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, the Date of Grant 73 2 01 8 P R O X Y S TATE M E NT

listed or quoted, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock. Notwithstanding the foregoing provisions of this Section 2.23, to the extent an Award is intended to be in compliance with some or all of the requirements of Section 409A of the Code, “Fair Market Value” for purposes of the Plan and any Award shall be the definition provided for under Section 409A of the Code and Section 1.409A-1(b)(5)(iv) of the regulations issued thereunder or any successor provision thereto. 2.31 “Other Award” means an Award issued pursuant to Section 6.9 hereof. 2.32 “Outside Director” means a director of the Company who is not an Employee or Contractor. 2.33 “Participant” means an Employee, Contractor or Outside Director to whom an Award is granted under this Plan. 2.34 “Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof. 2.35 “Performance Goal” means any of the goals set forth in Section 6.10 hereof. 2.24 “Full Value Award” means any Award with a net benefit to the Participant, without regard to any restrictions such as those described in Section 6.4(b), equal to the aggregate Fair Market Value of the total shares of Common Stock subject to the Award. Full Value Awards include Restricted Stock and Restricted Stock Units, but do not include Stock Options and SARs. 2.36 “Plan” means this Fossil Group, Inc. 2016 Long-Term Incentive Plan, as amended from time to time. 2.37“Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act. 2.38 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement. 2.25 “Immediate Family Members” is defined in Section 16.8 hereof. 2.26 “Incentive” is defined in Section 2.1 hereof. 2.27“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan. For purposes of clarity, Employees of Fossil Partners, L.P., Outside Directors, and Contractors are not eligible to receive Incentive Stock Options. 2.39 “Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee. 2.28 “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties. 2.40 “Restriction Period” is defined in Section 6.4(b)(i) hereof. 2.41 “Retirement” means any Termination of Service solely due to retirement upon or after attainment of age sixty-five (65), or permitted early retirement as determined by the Committee, provided, however, in the case of Participants who reside in the European Economic Area, “Retirement” shall mean any Termination of Service as of a date they are eligible for mandatory retirement benefits under local law, without regard to age. 2.29 “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option. 2.30 “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock. 2.42 “SAR” or “Stock Appreciation Right” means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified 74 W W W . FO S S I L G R O U P .C O M

A PPE N D I X A number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares. of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or vice versa, or when a Participant who is serving in two capacities (i.e., both an Employee and a director) ceases to serve in one of those capacities (i.e., serves only as a director and not as an Employee); provided, however, a “Termination of Service” shall be deemed to have occurred if a Participant who is serving as an Employee becomes a Contractor, or vice versa, or when an Outside Director ceases to be an Outside Director and becomes a Contractor, unless otherwise specifically provided in the applicable award agreement. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.48, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder. 2.43 “SAR Price” means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR. 2.44 “Spread” is defined in Section 13.4(b) hereof. 2.45 “Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option. 2.46 “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies. Notwithstanding the foregoing, an entity shall not be a “Subsidiary” for purposes of this Plan, unless at least twenty-five percent (25%) of such entity’s Voting Equity is owned either directly or indirectly by the Company. 2.49 “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy or under applicable non U.S. law; or, if no such plan, policy or law is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding 2.47 “Tenure Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock that vests over time based upon the Participant’s continued employment with or service to the Company or its Subsidiaries. 2.48 “Termination of Service” occurs when a Participant who is (i) an Employee of the Company or any Subsidiary ceases to provide active service as an Employee of the Company and its Subsidiaries, for any reason, (ii) a Contractor of the Company or any Subsidiary ceases to serve as a Contractor of the Company and its Subsidiaries, for any reason; or (iii) an Outside Director of the Company or a Subsidiary ceases to serve as a director 7 5 2 01 8 P R O X Y S TATE M E NT the foregoing provisions of this Section 2.49, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder. 2.50 “Voting Equity” means the shares or other equity interests of an entity that has the right to vote generally on matters submitted to a vote of the owners of such entity. A R TI C L E 3 A DM I N I S T R AT I ON 3.1 General Administration; Establishment of Committee. Subject to the terms of this Article 3, the Plan shall be administered by the Committee. The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board. Incentive) and shall determine, where applicable, whether the requirements of Section 162(m) of the Code shall apply to an Award to be granted to an Executive Officer. Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board. (b) Notwithstanding Section 3.2(a), to the extent permitted by Applicable Law, the Committee may, in its discretion and by a resolution adopted by the Committee, authorize one or more officers of the Company (an “Authorized Officer”) to (i) designate one or more Employees or Contractors as eligible persons to whom Stock Options or SARs will be granted under the Plan and (ii) determine the number of shares of Common Stock that will be subject to such Stock Options or SARs; provided, however, that the resolution of the Committee granting such authority shall (x) specify the total number of shares of Common Stock that may be made subject to the Stock Options or SARs, (y) set forth the price or prices (or a formula by which such price or prices may be determined) to be paid for the purchase of the Common Stock subject to such Stock Options or SARs, and (z) not authorize an officer to designate himself as a recipient of any Stock Options or SARs. Membership on the Committee shall be limited to those members of the Board who are “outside directors” under Section 162(m) of the Code and “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. 3.2 Designation of Participants and Awards. (a) The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other 3.3 Authority of the Committee. The Committee, in its discretion, shall (i) interpret the Plan and Award Agreements, (ii) prescribe, amend, and rescind any rules, regulations and sub plans (including sub-plans for Awards made to Participants who are not resident in the United States), as necessary or appropriate for the administration of the 76 W W W . FO S S I L G R O U P .C O M

A PPE N D I X A Plan, to obtain favorable tax treatment for the Awards or to ensure compliance with securities laws, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee’s discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary. Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee. With respect to restrictions in the Plan that are based on the requirements of Rule 16b 3 promulgated under the Exchange Act, Section 162(m) of the Code, Section 422 of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other Applicable Law, to the extent that any such restrictions are no longer required by Applicable Law in order for an Award to comply with such Applicable Law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such formerly-mandated restrictions and/or to waive any such formerly-mandated restrictions with respect to outstanding Awards. The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the A R TI C L E 4 E LI G I B I LI T Y Any Employee (including an Employee who is also a director or an officer), Contractor or Outside Director of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of Fossil Group, Inc. and its Subsidiaries (excluding Subsidiaries that are not corporations or that are less than fifty percent (50%) owned subsidiaries) shall be eligible to receive Incentive Stock Options For purposes of clarity, Employees of Fossil Partners, L.P., Contractors and Outside Directors are not eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Contractor or Outside Director of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Contractors or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan. 77 2 01 8 P R O X Y S TATE M E NT

A R TI C L E 5 S H A R E S S U B J E C T T O P L A N 5.1 Number Available for Awards. may again be awarded pursuant to the provisions of this Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Shares of Common Stock otherwise deliverable pursuant to an Award that are withheld upon exercise or vesting of an Award for purposes of paying the exercise price or tax withholdings shall be treated as delivered to the Participant and shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company or shares canceled on account of termination, expiration or lapse of an Award, shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options. (a) Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is an aggregate of 3,000,000, 100% of which may be delivered pursuant to Incentive Stock Options. Subject to adjustment pursuant to Articles 11 and 12, the maximum number of shares of Common Stock with respect to which Stock Options or SARs may be granted to any Executive Officer during any calendar year is 250,000 shares of Common Stock. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan. (b) Exempt Shares. No more than ten percent (10%) of the shares of Common Stock that may be delivered pursuant to Awards under Section 5.1(a) may be shares designated as “Exempt Shares.” 5.2 Reuse of Shares. To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or stock option so forfeited, expired or canceled A R TI C L E 6 G R A N T O F AWA R D S Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that an Award shall comply with the 6.1 In General. (a) The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of 78 W W W . FO S S I L G R O U P .C O M

A PPE N D I X A requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company’s stockholders for approval; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan. of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records. 6.4 Restricted Stock. If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan, to the extent applicable and in the event the Committee determines that an Award shall comply with the requirements of Section 162(m) of the Code, in compliance with the requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder and, to the extent Restricted Stock granted under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The provisions of Restricted Stock need not be the same with respect to each Participant. (b) If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price. (c) Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant. 6.2 Option Price. The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock must be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant. (a) Legend on Shares. The Company shall electronically register the Restricted Stock awarded to a Participant in the name of such Participant, which shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 16.9 of the Plan. No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, following the expiration of the Restriction Period (as 6.3 Maximum ISO Grants. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) 79 2 01 8 P R O X Y S TATE M E NT

defined in Section 6.4(b)(i)) without forfeiture in respect of such shares of Common Stock, the Participant requests delivery of the certificate or certificates by submitting a written request to the Committee (or such party designated by the Company) requesting delivery of the certificates. The Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company’s receipt of such request. have expired. Each Award Agreement shall require that (x) each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (y) such provisions regarding returns and transfers of stock certificates with respect to forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law. (b) Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions: (iii) The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 13 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on such Performance Goals, as may be determined by the Committee in its sole discretion. (i) Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations and subject to the provisions of Section 8.2 below, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of the Award, such action is appropriate. (iv) Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company. (ii) Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. The Company shall electronically register the Restricted Stock in the name of the Participant, but shall not issue certificates for the Restricted Stock unless the Participant requests delivery of the certificates for the Restricted Stock, in writing in accordance with the procedures established by the Committee. A Participant may only request delivery of certificates for shares of Common Stock free of restriction under this Plan after the Restriction Period expires without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement 6.5 SARs. The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the 80 W W W . FO S S I L G R O U P .C O M

A PPE N D I X A Committee shall impose, provided that such terms and conditions are (i) not inconsistent with the Plan, (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that a SAR shall comply with the requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder, in compliance with the applicable requirements of Section 162(m) of the Code and the regulations or other guidance issued thereunder. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof. In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the agreement granting the SAR), by (ii) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock. The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted. shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction. 6.7 Performance Awards. (a) The Committee may grant Performance Awards to one or more Participants. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. If the Performance Award is to be in shares of Common Stock, the Performance Awards may provide for the issuance of the shares of Common Stock at the time of the grant of the Performance Award or at the time of the certification by the Committee that the Performance Goals for the performance period have been met; provided, however, if shares of Common Stock are issued at the time of the grant of the Performance Award and if, at the end of the performance period, the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Common Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met. The forfeiture of shares of Common Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such shares of Common Stock. Each Performance Award granted to one or more Participants shall have its own terms and conditions. 6.6 Restricted Stock Units. Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan, (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that a Restricted Stock Unit shall comply with the requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder, in compliance with the applicable requirements of Section 162(m) of the Code and the regulations or other guidance issued thereunder. The grant of the Restricted Stock Units may provide that the holder may be paid for the value of the Restricted Stock Unit either in cash or in shares of Common Stock, or a combination thereof. Restricted Stock Units To the extent the Committee determines that a Performance Award shall comply with the requirements of Section 162(m) of the Code and the regulations and other guidance issued 81 2 01 8 P R O X Y S TATE M E NT thereunder, and if it is determined to be necessary in order to satisfy Section 162(m) of the Code, at the time of the grant of a Performance Award (other than a Stock Option) and to the extent permitted under Section 162(m) of the Code and the regulations issued thereunder, the Committee shall provide for the manner in which the Performance Goals shall be reduced to take into account the negative effect on the achievement of specified levels of the Performance Goals which may result from enumerated corporate transactions, events that are of an unusual nature or indicate infrequency of occurrence, extraordinary events, accounting changes and other similar occurrences which were unanticipated at the time the Performance Goal was initially established. In no event, however, may the Committee increase the amount earned under such a Performance Award, unless the reduction in the Performance Goals would reduce or eliminate the amount to be earned under the Performance Award and the Committee determines not to make such reduction or elimination. and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee. (c) Notwithstanding the foregoing, in order to comply with the requirements of Section 162(m) of the Code, if applicable, no Participant may receive in any calendar year Performance Awards intended to comply with the requirements of Section 162(m) of the Code which have an aggregate value of more than $1,000,000, and if such Performance Awards involve the issuance of shares of Common Stock, said aggregate value shall be based on the Fair Market Value of such shares on the time of the grant of the Performance Award. In no event, however, shall any Performance Awards not intended to comply with the requirements of Section 162(m) of the Code be issued contingent upon the failure to attain the Performance Goals applicable to any Performance Awards granted hereunder that the Committee intends to comply with the requirements of Section 162(m) of the Code. With respect to a Performance Award that is not intended to satisfy the requirements of Code Section 162(m), if the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period. (d) Notwithstanding anything to the contrary contained herein, any Performance Awards of Restricted Stock or Restricted Stock Units or other Performance Awards based on shares of Common Stock, or in whole or in part on the value of the underlying Common Stock or other securities of the Company, may not provide for the payment of dividends or dividend equivalents during the performance period, but may only provide that dividends or dividend equivalents accrued during the performance period shall be payable at the time such Performance Awards vest and are paid. (b) Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company or a Subsidiary for a specified period of time. Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments 6.8 Dividend Equivalent Rights. The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall 82 W W W . FO S S I L G R O U P .C O M

A PPE N D I X A be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award. levels, inventory turn or shrinkage; total return to stockholders, stockholders return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; reduction of losses, loss ratios or expense ratios; reduction in fixed assets; operating cost management; management of capital structure; debt reduction; productivity improvements; satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; customer satisfaction based on specified objective goals or a Company-sponsored customer survey; customer growth; employee diversity goals; employee turnover; specified objective social goals; safety record; or store sales or productivity (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) events that are of an unusual nature or indicate infrequency of occurrence, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report and/or proxy. However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal. 6.9 Other Awards. The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by Applicable Law, or for such other consideration as may be specified by the grant. 6.10 Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Award and Other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the following criteria: operating income; net income; cash flow; cost; revenues, revenue growth, revenue ratios; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization or other measures of cash flow; gross margin; operating margins; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; aggregate product price and other product measures; expenses or cost levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; operating profit; net profit; net sales or changes in net sales; net earnings; growth in operating earnings or growth in earnings per share; value of assets; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock, stockholder value, or total market value; return on net assets, return on invested capital or other return measures, including return or net return on working assets, equity, capital, or net sales; market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; inventory and/or receivables control, inventory 6.11 Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock. 6.12 No Repricing of Stock Options or SARs. The Committee may not, without the approval of the Company’s stockholders, 83 2 01 8 P R O X Y S TATE M E NT

“reprice” any Stock Option or SAR. For purposes of this Section 6.12, “reprice” means any of the following or any other action that has the same effect: (i) amending a Stock Option or SAR to reduce its exercise price or base price, (ii) canceling a Stock Option or SAR at a time when its exercise price or base price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or a Stock Option, SAR, award of Restricted Stock or other equity award with an exercise price or base price less than the exercise price or base price of the original Stock Option or SAR, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this Section 6.12 shall prevent the Committee from making adjustments pursuant to Article 11, from exchanging or cancelling Incentives pursuant to Article 12, or substituting Incentives in accordance with Article 14. 6.13 Recoupment for Restatements. Notwithstanding any other language in this Plan to the contrary, the Company may recoup all or any portion of any shares or cash paid to a Participant in connection with an Award, in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, approved by the Company’s Board from time to time. A R TI C L E 7 OU T S ID E D IR E C T O R G R A N T S 7.1 Automatic Grants. Subject to the terms and conditions of this Plan, each Outside Director of the Company who does not elect to decline to participate in the Plan, shall automatically be granted Restricted Stock Units as follows: (a) on the date of each Annual Stockholders Meeting (as used herein, “Annual Stockholders Meeting” shall be the meeting at which the Company’s Board of Directors, or any class thereof, is annually elected), each Outside Director (including an individual who first becomes an Outside Director at such Annual Stockholders Meeting) shall automatically be granted a number of Restricted Stock Units equal to the number of shares of Common Stock having an aggregate Fair Market Value of $130,000 (rounded down to the closest whole number) on the Date of Grant, so long as such Outside Director has not suffered a Termination of Service as an Outside Director prior to such date; and (b) each individual who first becomes an Outside Director (other than at any Annual Stockholders Meeting), shall automatically be granted as of the effective date of appointment as an Outside Director a pro-rated number of Restricted Stock Units that would have been granted to such individual if he or she had been elected as an Outside Director during the immediately preceding Annual Stockholders Meeting; the number of Restricted Stock Units shall be pro-rated based on the number of days between the date such individual first became an Outside Director and the date that is one year from the immediately preceding Annual Stockholders Meeting, over 365. Notwithstanding the foregoing, in the case of any grant of Restricted Stock Units made pursuant to this Section 7.1, such grant shall only be made if the number of shares subject to grant under this Section 7.1 is sufficient to make all automatic grants required to be made pursuant to this Section 7.1 on such Date of Grant. 7.2 Vesting and Forfeiture. Subject to certain restrictions and conditions set forth in this Plan, any Restricted Stock Units granted pursuant to this Article 7 shall become one hundred percent (100%) vested and convertible into shares of Common Stock (i) for grants made on the date of an Annual Stockholders Meeting, on the earlier of the first anniversary of the Date of Grant or the first Annual Stockholders Meeting following the Date of Grant, provided the Outside Director is providing services to the Company or a Subsidiary on such date; and (ii) for grants made to an individual first being appointed an Outside Director other than on the date of an Annual Stockholders Meeting, one year from the Date of Grant. Notwithstanding the foregoing, in the event of an Outside Director’s Termination of Service due to his or her death, all unvested Restricted Stock Units shall immediately become one hundred percent (100%) vested and convertible into shares of Common Stock. On the date such Restricted Stock Units become vested or as soon as practicable thereafter, the Company shall deliver to the Outside Director the number of shares of Common Stock equal to the number of vested Restricted Stock Units. Except as otherwise provided herein, each Outside Director’s Restricted 8 4 W W W . FO S S I L G R O U P .C O M

A PPE N D I X A Stock Units granted pursuant to this Article 7 shall terminate and be forfeited on the date of his or her Termination of Service for any reason other than death, to the extent such Restricted Stock Units are unvested on the date of his or her Termination of Service. A R TI C L E 8 AWA R D P E RI O D; V E S T IN G 8.1 Award Period. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant. occurrence of a Change in Control shall be Exempt Shares. (b) Full Value Award Vesting. Except as otherwise provided herein, the Committee must grant all Full Value Awards in accordance with the following provisions: (i) All Full Value Awards granted by the Committee that constitute Performance Awards must vest no earlier than one (1) year after the Date of Grant. (ii) All Full Value Awards granted by the Committee that constitute Tenure Awards must vest no earlier than over the three (3) year period commencing on the Date of Grant on a pro rata basis. (iii) The Committee may not accelerate the date on which all or any portion of a Full Value Award may be vested or waive the Restriction Period on a Full Value Award except upon the Participant’s death, Total and Permanent Disability, or Retirement or the occurrence of a Change in Control. 8.2 Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, grant Full Value Awards with more favorable vesting provisions than set forth in this Section 8.2(b) or accelerate the vesting or waive the Restriction Period for Full Value Awards at any time, provided that the shares of Common Stock subject to such Awards shall be Exempt Shares. (a) General. Except as otherwise provided by Section 8.2(b), the Committee, in its sole discretion, may determine that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, except as otherwise provided by Section 8.2(b), subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be vested; provided, however, that shares of Common Stock underlying all or any portion of a Nonqualified Stock Option or Incentive Stock Option for which the Committee accelerates the vesting date other than in the event of the Participant’s death, Total and Permanent Disability, or Retirement or the 8 5 2 01 8 P R O X Y S TATE M E NT

A R TI C L E 9 E X E R C I S E O R C O N V E R S I O N O F I N C E N T I V E 9.1 In General. A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by FAX or electronic transmission) to the Company or its designated agent of an executed irrevocable option exercise form (or, to the extent permitted by the Company, exercise instructions, which may be communicated in writing, telephonically, or electronically) together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered. If the Participant fails to deliver the consideration described in this Section 9.3(b) within three (3) business days of the date of the Exercise Notice, then the Exercise Notice shall be null and void and the Company will have no obligation to deliver any shares of Common Stock to the Participant in connection with such Exercise Notice. 9.2 Securities Law and Exchange Restrictions. In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished. 9.3 Exercise of Stock Option. (a) In General. If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option. (b) Notice and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of notice (in writing, electronically, or telephonically) to the Committee (or such person or persons designated by the Committee) setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised (the “Exercise Notice”). The date of exercise (the “Exercise Date”) with respect to any Stock Option shall be the date that the Participant has delivered both the Exercise Notice and consideration to the Company with a value equal to the total Option Price of the shares to be purchased, plus any employment tax withholding or other tax payment due with respect to such Award, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company and in U.S. dollars, (c) Issuance of Certificate. Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of his or her death), but shall not issue certificates for the Common Stock unless the Participant (or such other person) requests delivery of the certificates for the Common Stock, in writing in accordance with the procedures established by the Committee. The Company shall deliver certificates to the Participant (or the person exercising the Participant’s Stock Option in the event 86 W W W . FO S S I L G R O U P .C O M

A PPE N D I X A of his or her death) as soon as administratively practicable following the Company’s receipt of a written request from the Participant (or such other person) for delivery of the certificates. Notwithstanding the forgoing, if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. Any obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee. Committee, and subject to the terms of the Award Agreement: (i) cash in an amount equal to the excess (if any) of the Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered; (ii) that number of shares of Common Stock having an aggregate Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or (iii) the Company may settle such obligation in part with shares of Common Stock and in part with cash. The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement. 9.5 Disqualifying Disposition of Incentive Stock Option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code. (d) Failure to Pay. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Participant, in the Committee’s sole discretion. 9.4 SARs. Subject to the conditions of this Section 9.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the Exercise Date, which with respect to any SAR shall be the date that the Participant has delivered both the written notice and consideration to the Company with a value equal to any employment tax withholding or other tax payment due with respect to such Award. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the 87 2 01 8 P R O X Y S TATE M E NT

A RT I C L E 10 A M E N DM E N T OR D I S C ON T I N U A N C E Subject to the limitations set forth in this Article 10, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other Applicable Law, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment to the Plan that increases the benefits accrued to Participants, increases the maximum number of shares of Common Stock which may be issued under the Plan, reprices any Stock Options or modifies the requirements for participation in the Plan shall be effective unless such amendment shall be approved by the stockholders of the Company entitled to vote thereon in the manner set forth in the Company’s articles of incorporation and bylaws. Any amendments made pursuant to this Article 10 shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 10 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant. For purposes of clarity, any amendment to an existing Award resulting in a less favorable tax consequence to a Participant under the Award shall not be considered to adversely affect the rights of the Participant. A R TI C L E 1 1 TE R M The Plan shall be effective from the Effective Date. Unless sooner terminated by action of the Board, the Plan will terminate on the tenth anniversary of the Effective Date, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions. A R T I CL E 12 C AP I TAL AD J U S T M E N T S In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the 88 W W W . FO S S I L G R O U P .C O M

A PPE N D I X A number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitation under Section 5.1 of the Plan, (iv) the Option Price of each outstanding Award, (v) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4, and (vi) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject. The computation of any adjustment under this Article 12 shall be conclusive and shall be binding upon each affected Participant to the extent required by Applicable Law, upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment. A R TI C L E 1 3 R E C A P I TA LI Z AT I O N , M E R G E R A N D C O N S O LI D AT I O N 13.1 No Effect on Company’s Authority. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Does Not Survive. Except as otherwise provided by Section 13.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event the acquiror or the surviving or resulting corporation does not agree to assume the Incentives or in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. 13.2 Conversion of Incentives Where Company Survives. Subject to any required action by the stockholders and except as otherwise provided by Section 13.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled. 13.4 Cancellation of Incentives. Notwithstanding the provisions of Sections 13.2 and 13.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event the acquirer or the surviving or resulting corporation does not agree to assume the Incentives, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior 13.3 Exchange or Cancellation of Incentives Where Company 89 2 01 8 P R O X Y S TATE M E NT

to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either: In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed. (a) giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, including in the Committee’s discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 13.4(a) hereof. Notwithstanding the foregoing, with respect to Performance Awards, the Committee only may approve the acceleration of vesting and/ or cash-out if (i) the amount payable or vested is linked to the achievement of the Performance Goals for such Performance Award as of the date of the Change in Control and/or (ii) the amount to be paid or vested under the Performance Award on the Change in Control is prorated based on the time elapsed in the applicable performance period between the Performance Award’s Date of Grant and the Change in Control. (b) in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion, may include some or all of those shares in the calculation of the amount payable hereunder. A R TI C L E 14 L I Q U I D AT I O N O R D I SS O L U T I O N Subject to Section 13.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 12 hereof. 90 W W W . FO S S I L G R O U P .C O M

APPENDIX A

ARTICLE 15
INCENTIVES IN SUBSTITUTION FOR INCENTIVES GRANTED BY OTHER ENTITIES

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, independent contractors or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Contractors or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the incentives in substitution for which they are granted.

ARTICLE 16
MISCELLANEOUS PROVISIONS

16.1 ***Investment Intent.*** The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

16.2 ***No Right to Continued Employment.*** Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

16.3 ***Indemnification of Board and Committee.*** No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law. Except to the extent required by any unwaiveable requirement under Applicable Law, no member of the Board or the Committee (and no Subsidiary of the Company) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any Person claiming by and through any Participant) as a result of this Plan, any Award Agreement or any Claim arising hereunder and, to the fullest extent permitted under Applicable Law, each Participant (as consideration for receiving and accepting an Award Agreement) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary of the Company arising out of this Plan.

16.4 ***Effect of the Plan.*** Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

16.5 ***Compliance with Other Laws and Regulations.*** Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of

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Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. of shares delivered in accordance with Section 16.7(i) or (ii) or withheld in accordance with Section 16.7(iii) exceeds the required tax withholding due, the Company shall make a cash payment to the Participant equal to the excess amount as soon as administratively practicable thereafter. The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax, social insurance, fringe benefit, payment on account requirements or provisions that the Committee deems necessary or desirable. 16.6 Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. 16.8 Assignability. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 16.8 that is not required for compliance with Section 422 of the Code. 16.7 Tax Requirements. The Company or, if applicable, any Subsidiary (for purposes of this Section 16.7, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate Fair Market Value that equals or exceeds the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). To the extent the number Except as otherwise provided herein, Nonqualified Stock Options and SARs may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution or in accordance with the terms of a qualified domestic relations order. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be granted to a Participant on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by the Participant and/or Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c) (2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee 92 W W W . 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A PPE N D I X A and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution. evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.” Following any transfer, any such Nonqualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 9, 10, 12, 14 and 16 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 16.8. The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws: “Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.” 16.11 Governing Law. The Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws, rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Plan to the laws of another state). A Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary of the Company or any stockholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company. Each Award Agreement shall require the Participant to release and covenant not to sue any Person other than the Company over any Claims. The individuals and entities described above in this Section 16.11 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 16.11. 16.9 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company. 16.10 Legend. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed): On the face of the certificate: “Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.” A copy of this Plan shall be kept on file in the principal office of the Company in Richardson, Texas. On the reverse: “The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Fossil Group, Inc. 2016 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares 93 2 01 8 P R O X Y S TATE M E NT

APPENDIX B

FIRST AMENDMENT TO THE FOSSIL GROUP, INC. 2016 LONG-TERM INCENTIVE PLAN

This FIRST AMENDMENT TO THE FOSSIL GROUP, INC. 2016 LONG-TERM INCENTIVE PLAN (this "***Amendment***"), dated effective as of March 27, 2018, is made and entered into by Fossil Group, Inc., a Delaware corporation (the "***Company***"), subject to approval by the Company's stockholders. Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Fossil Group, Inc. 2016 Long-Term Incentive Plan (the "Plan").

RECITALS

WHEREAS, Article 10 of the Plan provides that the Board of Directors of the Company (the "Board") may amend the Plan at any time and from time to time;

WHEREAS, the Board desires to amend the Plan to increase the number of shares of Common Stock that may be delivered pursuant to Awards under the Plan by an additional five million (5,000,000) shares, plus any shares which are subject to awards granted pursuant to the Fossil, Inc. 2008 Long-Term Incentive Plan and which are forfeited, expire or are cancelled on or after the Effective Date of the Plan; and

WHEREAS, as of the date hereof, the Board resolved that this Amendment be adopted and that the Plan be amended to increase the number of shares that may be delivered pursuant to Awards under the Plan.

NOW, THEREFORE, in accordance with Article 10 of the Plan, the Company hereby amends the Plan, effective as of the date hereof, as follows:

1. *Article 2 of the Plan is hereby amended by adding the following new Section 2.36A and Section 2.36B between Section 2.36 and Section 2.37, respectively:*

   2.36A ***"Prior Plan Awards"*** means any awards under the Prior Plan that are outstanding on March 31, 2018, and that, on or after March 31, 2018, are forfeited, expire or are canceled.

   2.36B ***"Prior Plan"*** means the Fossil, Inc. 2008 Long-Term Incentive Plan dated effective May 21, 2008.

2. *Section 5.1 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:*

   5.1 Number Available for Awards.

   (a) Subject to adjustment as provided in Articles 11 and 12 and subject to increase by any Prior Plan Awards eligible for reuse pursuant to Section 5.2, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is an aggregate of 8,000,000 shares, 100% of which may be delivered pursuant to Incentive Stock Options. Subject to adjustment pursuant to Articles 11 and 12, the maximum number of shares of Common Stock with respect to which Stock Options or SARs may be granted to any Executive Officer during any calendar year is 250,000 shares of Common

94 WWW.FOSSILGROUP.COM

A PPE N D I X B Stock. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan. (b)Exempt Shares. No more than five percent (5%) of the shares of Common Stock that may be delivered pursuant to Awards under Section 5.1(a) may be shares designated as “Exempt Shares.” 3. Section 5.2 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.2: 5.2 Reuse of Shares. To the extent that any Award under this Plan or any Prior Plan Awards shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or Prior Plan Award so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Shares of Common Stock otherwise deliverable pursuant to an Award that are withheld upon exercise or vesting of an Award for purposes of paying the exercise price or tax withholdings shall be treated as delivered to the Participant and shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company or shares canceled on account of termination, expiration or lapse of an Award, shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options. 4. Section 6.4(b)(ii) of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 6.4(b)(ii): (ii) Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon; provided that, if the right to receive dividends is awarded, then (A) any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee; and (B) such cash dividends or stock dividends so withheld by the Company and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to such Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends. The Company shall electronically register the Restricted Stock in the name of the Participant, but shall not issue certificates for the Restricted Stock unless the Participant requests delivery of the certificates for the Restricted Stock, in writing in accordance with the procedures established by the 9 5 2 01 8 P R O X Y S TATE M E NT

Committee. A Participant may only request delivery of certificates for shares of Common Stock free of restriction under this Plan after the Restriction Period expires without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Each Award Agreement shall require that (x) each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (y) such provisions regarding returns and transfers of stock certificates with respect to forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law. 5. Section 6.8 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 6.8: 6.8 Dividend Equivalent Rights. The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award; provided that (i) any Dividend Equivalent Rights with respect to such Award shall be withheld by the Company for the Participant’s account until such Award is vested, subject to such terms as determined by the Committee; and (ii) such Dividend Equivalent Rights so withheld by the Company and attributable to any particular Award shall be distributed to such Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalent Rights, if applicable, upon vesting of the Award and if such Award is forfeited, the Participant shall have no right to such Dividend Equivalent Rights. No Dividend Equivalent Rights may be paid or granted with respect to any Stock Option or SAR. 6. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof. IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above. F O S S I L G R O U P, I N C . B Y: N A M E : T I T L E : 96 W W W . FO S S I L G R O U P .C O M

PROXY FOSSIL GROUP, INC. Annual Meeting of Stockholders May 23, 2018 at 9:00 a.m., local time This proxy is solicited by the Board of Directors The undersigned hereby appoints Randy S. Hyne and Heather Foster, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Fossil Group, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on May 23, 2018, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be marked, dated and signed on other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at http://viewproxy.com/fossil/2018

Please mark your votes like this ☒

The Board of Directors recommends that you vote FOR each of the following 9 Director nominees:

1. Election of Directors

	FOR	AGAINST	ABSTAIN
01 Mark R. Belgya	☐	☐	☐
02 William B. Chiasson	☐	☐	☐
03 Mauria A. Finley	☐	☐	☐
04 Kosta N. Kartsotis	☐	☐	☐
05 Diane L. Neal	☐	☐	☐
06 Thomas M. Nealon	☐	☐	☐
07 James E. Skinner	☐	☐	☐
08 Gail B. Tifford	☐	☐	☐
09 James M. Zimmerman	☐	☐	☐

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

Please indicate if you plan to attend this meeting ☐

CONTROL NUMBER

The Board of Directors recommends that you vote FOR the following proposal:

2. Proposal to approve, on an advisory basis, the compensation of the Company's named executive officers.

☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends that you vote FOR the following proposal:

3. Proposal to approve the First Amendment to the Fossil Group, Inc. 2016 Long-Term Incentive Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends that you vote FOR the following proposal:

4. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 30, 2018.

☐ FOR ☐ AGAINST ☐ ABSTAIN

NOTE: Such other business that may properly come before the meeting.

Date ______________________________

Signature ______________________________

Signature ______________________________
(Joint Owners)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone



INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/FOSL

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.



TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.



MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.